SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Peet’s Coffee & Tea, Inc.

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PEET’S COFFEE & TEA, INC.

1400 Park Avenue,

Emeryville, California 94608-3520

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 18, 2010

TO THE SHAREHOLDERS OF PEET’S COFFEE & TEA, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Peet’s Coffee & Tea, Inc., a Washington corporation (the “Company”), will be held on Tuesday, May 18, 2010 at 10:00 a.m., local time, at The Marriott Courtyard, 5555 Shellmound Street, Emeryville, California 94608, for the following purposes:

1.	To elect David Deno, Michael Linton, and Jean-Michel Valette to the Board of Directors to hold office until the 2013 Annual Meeting of Shareholders.

2.	To approve the Company’s 2010 Equity Incentive Plan.

3.	To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending January 2, 2011.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors (the “Board”) has fixed the close of business on March 22, 2010, as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON TUESDAY, MAY 18, 2010 AT 10:00 A.M., LOCAL TIME, AT THE MARRIOTT COURTYARD, 5555 SHELLMOUND STREET, EMERYVILLE, CALIFORNIA 94608.

THE PROXY STATEMENT AND ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE AT HTTP://INVESTOR.PEETS.COM/ANNUAL.CFM.

By Order of the Board of Directors

Thomas P. Cawley
Secretary

Emeryville, California

April 2, 2010

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY, OR VOTE OVER THE TELEPHONE OR THE INTERNET AS INSTRUCTED IN THESE MATERIALS AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

PEET’S COFFEE & TEA, INC.

1400 Park Avenue,

Emeryville, California 94608-3520

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

May 18, 2010

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of Peet’s Coffee & Tea, Inc., a Washington corporation (“Peet’s” or the “Company”), for use at the Annual Meeting of Shareholders to be held on May 18, 2010, at 10:00 a.m., local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Marriott Courtyard, 5555 Shellmound Street, Emeryville, California 94608. The Company intends to mail this proxy statement and accompanying proxy card on or about April 2, 2010 to all shareholders entitled to vote at the Annual Meeting.

SOLICITATION

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

Only holders of record of Common Stock at the close of business on March 22, 2010 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 22, 2010, the Company had outstanding and entitled to vote 13,308,838 shares of Common Stock.

Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes and abstentions. Brokers have discretionary authority to vote on all proposals. Abstentions will be counted towards the quorum but will have no effect on the vote for any proposal.

VOTING

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The telephone and Internet voting procedures, described below, are designed to authenticate shareholders’ identities, to allow shareholders to grant a proxy to vote their shares and to confirm that shareholders’ instructions have been recorded properly. Shareholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the shareholder.

For Shares Registered in Your Name

Shareholders of record may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the Internet.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•	To vote over the telephone, dial toll-free 1-866-894-0537 using a touch-tone phone and follow the recorded instructions. Your vote must be received by 7:00 p.m. E.S.T. on May 17, 2010 to be counted.

•

To vote through the Internet, go to http://www.continentalstock.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 7:00 p.m. E.S.T. on May 17, 2010 to be counted.

For Shares Registered in the Name of a Broker or Bank

Beneficial owners whose stock is held in “street name” should have received instructions for granting proxies from their banks, brokers or other agents, rather than using the Company’s proxy card.

A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ website at http://www.proxyvote.com.

Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent.

General Information for All Shares Voted Via the Internet or By Telephone

For shares registered in your name, votes submitted via the Internet or by telephone must be received by 7:00 p.m. E.S.T. on May 17, 2010. For shares registered in the name of a broker or bank, votes submitted via the Internet or by telephone must be received by 11:59 p.m. E.S.T. on May 17, 2010. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

REVOCABILITY OF PROXIES

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 1400 Park Avenue, Emeryville, California 94608-3520, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

SHAREHOLDER PROPOSALS

The deadline for submitting a shareholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2011 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Securities and Exchange Commission (“SEC”) is December 2, 2010. Shareholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so not later than February 17, 2010 nor earlier than January 18, 2011. Shareholders are also advised to review the Company’s Amended and Restated Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors unless the Board determines by resolution that such vacancies shall be filled by the shareholders. A director elected to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The Board of Directors is presently composed of eight members. There are three directors in the class whose term of office expires in 2010. Each of the nominees for election to this class is currently a director of the Company and were previously elected by the shareholders. Proxies cannot be voted for a greater number of persons than the number of nominees standing for election. If elected at the Annual Meeting, each of the nominees will serve until the 2013 Annual Meeting and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

Directors are elected by a plurality of the votes presented in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that the nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that the nominee will be unable to serve.

It is the Company’s policy to encourage directors to attend the Annual Meeting. All of the Company’s directors attended the 2009 Annual Meeting of Shareholders.

Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2013 ANNUAL MEETING

David Deno

David Deno, 52, joined our Board of Directors in August 2006. Mr. Deno has been the Chief Financial Officer of the international division of Best Buy Co., Inc., a specialty retailer of consumer-electronics and related products and services, since December 2009. Prior to that he was a Managing Director with Obelysk Capital, a private equity firm, from May to December 2009. Mr. Deno was not employed in March and April of 2009. From January 2008 to February 2009, Mr. Deno was the President and then CEO of Quiznos LLC, an operator of quickserve restaurants. From August 2006 to December 2007, he was a Managing Director with CCMP Capital Advisors, LLC, a private equity firm. Prior to this, he had a 15-year career with YUM! Brands, Inc. where between 1999 and 2004 he served first as Chief Financial Officer and later as Chief Operating Officer. Mr. Deno currently serves as a director of NXT Nutritional Holdings, Inc.

The Nominating and Corporate Governance Committee believes that Mr. Deno’s prior history of senior level finance and operating jobs in the food and restaurant business bring valuable knowledge to the Board in this sector. In addition, given his education and deep experience in finance, Mr. Deno frequently provides advice and insight on financial matters.

Michael Linton

Michael Linton, 53, joined our Board of Directors in March 2005. Mr. Linton has been a consultant, advisor and columnist for Forbes.com since March 2009. Mr. Linton held executive positions at eBay, Inc., an ecommerce company, from December 2006 to March 2009, including Chief Marketing Officer and Senior Vice President for eBay Motors, eBay Canada, Half.com, eBay Stores and ProStores. Prior to this, Mr. Linton was Executive Vice President and Chief Marketing Officer for Best Buy Co., Inc., a specialty retailer of consumer-electronics and related products and services, from January 1999 to August 2006. Mr. Linton was not employed between September 2006 and November 2006. Mr. Linton currently serves as a director of Support.com.

The Nominating and Corporate Governance Committee believes that Mr. Linton’s prior history of senior level marketing and operating positions in retail and Internet businesses bring valuable knowledge to the Board in these sectors. Mr. Linton also possesses significant experience in brand management, consumer loyalty and strategic positioning and frequently provides advice and insight on these matters.

Jean-Michel Valette

Jean-Michel Valette, 49, has served as Chairman of our Board of Directors since January 2004 and a director since July 2001. Mr. Valette has been an independent advisor to branded consumer companies since May 2000. Mr. Valette also served as Chairman of The Robert Mondavi Winery, a global producer of fine wines, from April 2005 to October 2006 and as its President and Managing Director in 2004 and 2005. From 1998 to 2000, Mr. Valette was President and Chief Executive Officer of Franciscan Estates. Mr. Valette currently serves as a director of Select Comfort Corporation and Boston Beer Co., Inc.

The Nominating and Corporate Governance Committee believes that Mr. Valette’s prior experience as a director and senior executive for a broad range of branded consumer growth companies bring valuable knowledge and strategic insight to the Board. Mr. Valette is also a financial expert and frequently provides advice and insight on financial matters.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF NAMED NOMINEES.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2011 ANNUAL MEETING

Gerald Baldwin

Gerald Baldwin, 67, has served on our Board of Directors since 1971 and served as its Chairman from 1994 to 2001. From 1971 to 1994, Mr. Baldwin was our President and Chief Executive Officer. He has been the proprietor of Baldwin Wines, a producer of Zinfandel wines, since 2000. He has served as a director of TechnoServe, Inc., a non-profit organization operating in Africa and Latin America since 2000. Mr. Baldwin served as a director of Association Scientifique Internationale du Café from 1999 to 2005 and its President from 2001 to 2004. He has also served as a director of Specialty Coffee Association of America, the founding chairman of its Technical Standards Committee, and as Trustee and Chairman of the Coffee Quality Institute.

The Nominating and Corporate Governance Committee believes that Mr. Baldwin’s extensive coffee experience and his deep understanding of the business provide a significant contribution to maintaining Peet’s as the gold standard coffee company. His prior history and leadership experience with the Company bring valuable manufacturing, distribution, and product quality knowledge to the Board.

Hilary Billings

Hilary Billings, 46, joined our Board of Directors in January 2002. Since 2004, Ms. Billings has been an independent brand strategy consultant. From 1999 to 2004, Ms. Billings was Chairman of the Board and Chief Marketing Officer of RedEnvelope, Inc.

The Nominating and Corporate Governance Committee believes that Ms. Billings’ experience in leading the creation of numerous specialty retail and hospitality brands provides valuable perspective to the Board. Ms. Billings also brings significant experience and insight on new brand development, brand building and managing portfolios of brands.

Elizabeth Sartain

Elizabeth Sartain, 55, joined our Board of Directors in October 2007. Ms. Sartain has served as an independent human resource advisor and consultant since April 2008. She previously served as an executive vice president and chief people Yahoo at Yahoo! Inc., an online media company, from August 2001 to April 2008. Before joining Yahoo!, Ms. Sartain held executive and officer positions at Southwest Airlines for thirteen years, where she led all human resources functions. Ms. Sartain is the co-author of three widely-read books on successful employment strategies and contributes regularly to industry and business publications on human resource management issues.

The Nominating and Corporate Governance Committee believes that Ms. Sartain’s extensive experience in human resources and corporate and executive compensation add an important perspective on organizational development and strategy to the Company.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2012 ANNUAL MEETING

Patrick J. O’Dea

Patrick J. O’Dea, 48, has served as our Chief Executive Officer and President and as a director since May 2002. From 1997 to 2001, he was Chief Executive Officer of Archway/Mother’s Cookies and Mother’s Cake and Cookie Company. From 1995 to 1997, Mr. O’Dea was the Vice President and General Manager of the Specialty Cheese Division of Stella Foods. From 1984 to 1995, he was with Procter & Gamble, where he marketed several of the company’s snack and beverage brands.

The Nominating and Governance Committee believes that Mr. O’Dea’s extensive consumer packaged goods and management experience combined with an intimate knowledge of the operational, financial and strategic development of the Company are of material value to the Board.

Ted W. Hall

Ted W. Hall, 61, joined our Board of Directors in October 2008. Since 1994, Mr. Hall has been General Partner of Long Meadow Ranch and President of the associated Long Meadow Ranch Winery, producers of wine, olive oil, beef, eggs and heirloom fruits and vegetable using sustainable, organic farming methods. He has also been the Managing Director of Mayacamas Associates, a consulting firm, since 2000. From 2003 to 2005, Mr. Hall was the Chairman of the Board of The Robert Mondavi Corporation, a global producer of fine wines. From 1972 to 2000, Mr. Hall served in a variety of senior leadership roles at McKinsey & Company, including as an elected member of the McKinsey shareholder committee, which is McKinsey’s board of directors. Mr. Hall also serves as a director of Dolby Laboratories, Inc. and Williams-Sonoma, Inc.

The Nominating and Governance Committee believes that Mr. Hall brings deep experience in corporate governance, strategy, finance and accounting matters to the Board. Mr. Hall also has broad experience in production, distribution, and retailing in food-related industries and frequently provides insight on these matters.

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required by the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of

Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time. Mr. O’Dea, the Company’s President and Chief Executive Officer, is not independent by virtue of his employment with the Company.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board affirmatively has determined that the following Company directors are independent directors within the meaning of the applicable NASDAQ listing standards: Mses. Billings and Sartain, and Messrs. Baldwin, Deno, Hall, Linton, and Valette.

BOARD LEADERSHIP STRUCTURE

The Board of Directors of the Company has an independent chair, Mr. Valette, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Board Chair can enhance the effectiveness of the Board as a whole.

RISK MANAGEMENT

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s strategic direction, operations and financial performance, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks including liquidity and balance sheet risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

BOARD COMMITTEES AND MEETINGS

The Board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Transaction Committee. The following table provides membership and meeting information for the fiscal year ended January 3, 2010 for each of the Board Committees.

Name	Audit	Compensation	Nominating and Governance	Transaction
Gerald Baldwin	X		X
Hilary Billings		X
David Deno	X			X
Ted W. Hall			X	X
Michael Linton		X	X	X
Elizabeth Sartain		X
Patrick J. O’Dea
Jean-Michel Valette	X		X	X
Total meetings in fiscal year ended January 3, 2010	9	11	5	29

During the fiscal year ended January 3, 2010, the Board met seven times. Each Board member attended 75% or more of the aggregate meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member.

AUDIT COMMITTEE

The Audit Committee acts on behalf of the Board in fulfilling the Board’s oversight responsibilities with respect to the Company’s corporate accounting and financial reporting processes, the systems of internal control over financial reporting, and audits of financial statements, as well as the quality and integrity of the Company’s financial statements and reports and the qualifications, independence and performance of the firm or firms of certified public accountants engaged as the Company’s independent registered public accounting firm for the purpose of preparing or issuing an audit report or performing audit services. The Audit Committee is composed of three directors: Messrs. Baldwin, Deno, and Valette. Mr. Deno served as the Chair of the Audit Committee. The Audit Committee met nine times during the 2009 fiscal year. All members of the Company’s Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules). The Board of Directors has determined that Messrs. Deno, and Valette qualify as “audit committee financial experts,” as defined in applicable rules and regulations of the Securities and Exchange Commission (the “SEC”). The Audit Committee Charter is available on our corporate website at www.peets.com.

COMPENSATION COMMITTEE

The purpose of the Compensation Committee is to provide assistance and guidance to the Board in fulfilling its oversight responsibilities to the Company’s shareholders with respect to the Company’s compensation program for officers, directors and other employees, as well as review the Compensation Discussion and Analysis and prepare the Committee report included herein in accordance with applicable rules and regulations of the SEC. The Committee makes recommendations concerning salaries and incentive compensation, awards stock options and stock purchase rights to employees and consultants under the Company’s stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. Under its charter, the Compensation Committee may form and delegate authority to subcommittees as appropriate, including, but not limited to, a subcommittee composed of one or more members of the Board to grant stock awards under the Company’s equity incentive plans to persons who are not (a) “Covered Employees” under Section 162(m) of the Code; (b) individuals with respect to whom the Company wishes to comply with Section 162(m) of the Code or (c) then subject to Section 16 of the Exchange Act. The Compensation Committee is composed of three non-employee directors and all members are independent (as independence is defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules). During 2009, the members of the committee were: Mses. Billings, Sartain, and Mr. Linton. The Compensation Committee met eleven times during the fiscal year. Ms. Sartain served as the Chair of the Compensation Committee. The Compensation Committee Charter is available on our corporate website at www.peets.com.

The role of executive officers in compensation decisions is described in the Compensation Discussion and Analysis section of this proxy statement.

The Compensation Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. The design of our compensation policies and programs encourage our employees to remain focused on both the short-and long-term goals of the Company. For example, while our cash bonus plans measure performance on an annual basis, our equity awards typically vest over a number of years, which we believe encourages our employees to focus on sustained stock price appreciation, thus limiting the potential value of excessive risk-taking.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The purpose of the Nominating and Corporate Governance Committee is to (i) oversee the Company’s corporate governance functions on behalf of the Board; (ii) make recommendations to the Board regarding corporate governance issues; (iii) identify, review and evaluate candidates to serve as directors of the Company; (iv) serve as a focal point for communication between such candidates, non-committee directors and the Company’s management; (v) recommend such candidates to the Board; and (vi) make such other recommendations to the Board regarding affairs relating to the directors of the Company. Four directors comprise the Nominating and Corporate Governance Committee: Messrs. Baldwin, Linton, Valette, and Hall. Mr. Linton served as the Chair of the Committee. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules). The Nominating and Corporate Governance Committee met five times during the fiscal year. The Nominating and Corporate Governance Committee Charter is available on our corporate website at www.peets.com.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having the highest personal integrity and ethics. The Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s shareholders. However, the Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the board, the operating requirements of the Company and the long-term interests of shareholders. In conducting this assessment, the committee considers diversity of background, age, skills, and such other factors as it deems appropriate given the current needs of the board and the Company, to maintain a balance of knowledge, experience and capability. Although the Company does not have a written policy regarding Board diversity, the Committee believes that having members of the Board with a diverse range of ages, races, genders, experiences and backgrounds will contribute to a diversity of viewpoints and enhance the Board’s effectiveness. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the committee also determines whether the nominee must be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ Marketplace Rules, applicable SEC rules and regulations and the advice of counsel, if necessary. The Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

At this time the Nominating and Corporate Governance Committee does not consider director candidates recommended by shareholders. The Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.

TRANSACTION COMMITTEE

On April 17, 2009 the Board of Directors approved the formation of a Transaction Committee for the primary purpose of considering a potential acquisition or other transaction involving Diedrich Coffee, Inc. The Board of Directors delegated to the Transaction Committee the power and authority to identify, consider, evaluate and make recommendations to the Board regarding proposals that may be available to the Company for potential business combination transactions. The resolutions of the Board establishing the Transaction

Committee granted it authority to retain and direct legal counsel, advisors and other consultants to perform services and render opinions that the Transaction Committee considers necessary or appropriate in order to fulfill its responsibilities. The Transaction Committee is composed of four directors: Messrs. Deno, Hall, Linton and Valette. Mr. Valette is the Chair of the Transaction Committee. The Transaction Committee met twenty-nine times during the fiscal year.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Company has adopted a formal process by which shareholders may communicate with the Board or any of its directors. Shareholders may communicate with the Board of Directors or its specific members by writing, sending an e-mail to investorrelations@peets.com or calling our Investor Relations representative at 510-594-2100. The Board will review all communication received at its regularly scheduled meetings. Additionally, all board members typically attend the Company’s Annual Meeting and will be available for questions or to receive comments from shareholders.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW

The Compensation Committee has responsibility for setting the overall compensation strategy for the Company and aligning it to the Company’s business goals. This includes determining the compensation of the Chief Executive Officer and other executive officers, overseeing the Company’s equity incentive plans and other benefit plans and ensuring that all of the Company’s compensation programs are fair, reasonable and competitive.

We entered 2009 expecting it to be challenging with uncertainty in the economy. Our goals for 2009 were to continue to grow our business and to strengthen our core businesses with improved operational efficiency. Results for the year reflect success in these areas as we were able to exceed margin and earnings goals significantly, grow our grocery sales significantly and maintain stable sales trends in our retail stores despite the difficult economic environment. In addition, we invested in long-term growth with the national introduction of Godiva® coffees and a Peet’s Bottled Iced Tea, which was introduced into test markets in the summer. Lastly, we attempted to enter the single cup market through a purchase of Diedrich Coffee, Inc. Although we were ultimately outbid for the business, the transaction resulted in a net gain due to the receipt of a break-up fee and gains on the sale of Diedrich Coffee stock. As expected in a pay-for-performance plan, our 2009 executive compensation reflects our success.

We expect 2010 to be challenging as well given the continued economic uncertainty. We expect to remain focused on driving sales in our consumer packaged coffee business, improving operating margins in our retail business and delivering sustainable cost improvements across the Company. Consistent with prior years, our executive cash bonus plan will be based on the following factors: enhancing shareholder value as measured by earnings per share growth, making sustainable improvements to profitability as measured by margin improvement, and ensuring strong future growth as measured by specific future growth initiatives.

OBJECTIVES OF OUR COMPENSATION PROGRAM

Our executive compensation program is designed (i) to attract and retain outstanding executive officers capable of leading the Company to achieve its business objectives, and (ii) to establish an appropriate link between executive compensation and achievement of the Company’s strategic and financial performance goals, including the enhancement of shareholder value. To that end, our compensation program is designed to offer competitive compensation opportunities that reward individual contributions as well as corporate performance, based on the following general principles:

•

Implementation of competitive pay practices, taking into account the pay practices of other peer companies (identified below) of comparable size, performance and stage of development with which the Company competes for talented executives;

•

Emphasis on pay-for-performance as a component of compensation through annual incentive programs designed to reward executives for achievement of annual corporate financial and strategic performance goals; and

•

Use of equity-based incentives designed to motivate executives to focus on long-term strategic objectives, to align the interests of management and the shareholders and to provide opportunities for management to share in the benefits that they achieve for the Company’s shareholders.

As the Company has evolved from a newly public company into a more established company with a proven track record, our compensation strategy has also evolved. From our initial public offering in 2001 through 2006, our compensation strategy focused on the attraction of key executive talent, which was primarily accomplished through the use of initial stock option grants provided as a part of each executive’s compensation package and bonus stock option grants made on an annual basis. Since 2006, we have shifted our focus to retention and value creation, which we promote through the use of both annual cash bonuses and smaller annual stock grants. We believe that, going forward, a mix of both cash and stock will be more effective than stock alone to retain and motivate our executive team with a competitive total compensation package as they accomplish our annual and long-term business objectives.

ROLE OF EXECUTIVE OFFICERS IN COMPENSATION DECISIONS

The Board of Directors determines, in its sole discretion, the compensation and other terms of employment of the Chief Executive Officer, based on the Compensation Committee’s recommendation and evaluation of the Chief Executive Officer’s performance in light of relevant corporate performance goals and objectives. The Chief Executive Officer is not present for the discussion and does not participate in the decisions regarding his compensation. However, recommendations for corporate performance goals applicable to the cash and equity incentive compensation for all named executive officers are prepared by the Chief Executive Officer and submitted to the Compensation Committee.

The Chief Executive Officer prepares recommendations regarding compensation and other terms of employment for the Company’s other officers, including the named executive officers. The Compensation Committee reviews and considers these recommendations in its deliberations, taking into account the corporate performance goals and objectives relevant to the officer. The Chief Executive Officer may be present during these deliberations, but may not vote.

COMPENSATION COMMITTEE’S INDEPENDENT ADVISOR

The Compensation Committee has the authority to hire an independent compensation consultant to provide counsel and advice on executive compensation matters. In July 2009, the Committee engaged Compensia Inc. to act in that capacity. Compensia is engaged directly by the Committee, and has no other relationship with, nor provides any other services for the Company.

ELEMENTS OF EXECUTIVE COMPENSATION

Our executive compensation program consists of base salary, cash and equity incentive compensation based on achieving annual financial and strategic goals, and other benefits described below. For each executive officer, the cash and equity incentive compensation is based on his or her “incentive target percentage” of base salary. The “incentive target percentage” is set by the Compensation Committee on an annual basis.

Base Salary

Base salaries for executives were initially set at hire based on the experience, skills, knowledge and responsibilities required of each executive officer, as well as competitive market conditions. These base salaries are subject to annual review and adjustment. An individual’s base salary is also subject to review and adjustment upon his or her promotion. The Compensation Committee evaluated 2008 executive performance at its February 2009 meeting and 2009 executive performance at its February 2010 meeting on the basis of a variety of factors, both individual and corporate, as well as level of responsibility, competitive factors and the Company’s internal policies regarding salary increases. The factors used in evaluating 2008 and 2009 executive performance to determine merit-based salary increases are discussed for each executive in the Executive Compensation Discussion section below. Merit-based salary increases for executives in 2009 were frozen at 2008 levels as an internally driven cost-control measure.

Cash Incentive Compensation

For 2009, the Company’s cash incentive target for executives represents 60% of their total incentive target value, with the other 40% granted as stock options (as discussed below under Equity Compensation). Consistent with prior years, this 60/40 split of the incentive target was viewed by the Compensation Committee as an appropriate mix of cash and equity compensation given the named executive officers level of responsibility. In some instances, the Compensation Committee may elect an alternate mix if it deems appropriate, for example, to help with short-term retention of an executive. The Company did not have a cash incentive program for its executives in 2006 or in any prior years since becoming public in 2001. Except with respect to Mr. O’Dea’s compensation, the Compensation Committee has not determined the appropriate split between cash and equity incentives for 2010.

The cash incentive program is designed to reward achievement of certain Company financial and business goals as set by the Compensation Committee each year based on financial performance and the strategic objectives of the Company. The goals for 2009 are identified and discussed in the Executive Compensation Discussion section and are the same for all executives to help reinforce and reward executive teamwork and execution.

Equity Compensation

Stock options under the Company’s stock option plans are used for executives to emphasize the common interests of shareholders and management. Stock options are granted to executives to provide a continuing financial incentive to maximize long-term value to shareholders and to help make the executive’s total compensation opportunity competitive. In addition, because stock options generally become exercisable over a period of several years, options encourage executives to remain in the long-term employment of the Company.

The granting of stock options for executive officers, has generally taken two forms: initial grants, which are granted on a scheduled grant date following hire or promotion and typically have a four or five year vesting schedule, and annual grants. Initial stock option grants are set based on the experience, skills, knowledge and responsibilities required of each executive officer, as well as competitive market conditions. Annual grants are based on the formula described below, with the final grant amount subject to approval by the Compensation Committee.

For 2009, the annual bonus option grants for all executive officers were granted on the day of the Company’s Annual Meeting in May 2009 based on 40% of the executive officer’s total incentive target. This value was then divided by $7.25, which is the approximate fair market value (“FMV”) of the Company’s stock options based on the average first quarter 2009 closing price, to determine the grant size as follows:

Base Salary x Incentive Target Percent x 40% divided by FMV = Stock Option Grant Size

For example:

$100,000 salary x 40% incentive target x 40% equity split divided by $7.25 = 2,200 option shares

The 2009 grants vest in equal installments over four years, which is the same as the 2008 and 2007 bonus option grants and replaced the seven-year performance accelerated vesting schedule that was used for bonus option grants prior to 2007. Unlike the bonus grants prior to 2007, the four year vesting schedule is not subject to performance acceleration, in part because a significant portion of the total incentive is now annually determined in the cash incentive program and in part to maintain a retention element in equity compensation.

Retirement and Other Benefits

The Company provides no special retirement benefits to its executives other than those received by all employees. The Chief Executive Officer is covered by Company paid long-term disability insurance as part of ensuring market competitiveness in his total compensation package. As with all its employees, after one year of employment, the Company matches 50 cents for every dollar deferred by an executive into the Company’s 401(k) plan up to 5% of eligible income.

The Company maintains an unfunded Deferred Compensation Plan (“DCP”) that allows certain employees, including the named executive officers, to defer receipt of their salary into cash accounts that mirror the gains and/or losses of several different investment funds selected by the Company. The Company does offer a fixed income investment option within the DCP, which provides a predetermined interest rate that is paid by the Company. In 2009, the rate was 5.05% determined from Moody’s Corporate Bond Index and the total amount of interest paid by the Company was $26,930 for the named executive officers.

Change of Control and Severance Benefits

Each of the named executive officers is covered by our Change of Control Option Acceleration Plan and our Key Employee Severance Plan as described below. On December 31, 2007, the Company amended and restated its Change of Control Option Acceleration Plan to replace the plan’s “single trigger” acceleration of stock options with a “double trigger”. The Company and the Compensation Committee believe that each of these plans are standard executive compensation elements that protect employee and shareholder value by promoting stability and continuity on the executive team, and that the “double trigger” represents good policy that balances executive job security with shareholder interests. In addition, stock option grants since January 1, 2008 will only accelerate after both a change of control and a qualifying termination have occurred.

Perquisites

The Company offers a financial planning allowance to the Chief Executive Officer. In 2009, the Company incurred $13,265 for this perquisite. The Company views this benefit, as well as the long-term disability insurance policy discussed above, as an ongoing component to a competitive compensation package for its Chief Executive Officer.

The Company offers other benefits to the Vice President of Retail Operations related to the nature of her job. Specifically, since her responsibilities cover all of our retail locations throughout the country and require a significant amount of travel and time away from home, the Vice President of Retail Operations receives an annual car allowance of $10,000 and reimbursement for costs associated with maintaining an apartment for business travel to Northern California. In 2009, these reimbursed costs were $30,926.

EXECUTIVE COMPENSATION DISCUSSION

The Compensation Committee evaluates the total compensation of each executive to ensure that the three main objectives of our compensation program are being met.

Competitive Pay Practices

The Compensation Committee believes that in order to attract and retain outstanding executives, it must offer a competitive total compensation package. In defining “competitive”, the Compensation Committee looked at market range of total compensation (the 25th, 50th and 75th percentiles) of a peer group of similar companies for CEO and CFO positions, and of geographically similar companies with whom the Company competes for all other executive positions. The Committee also considered a market range (25th , 50th, and 75th percentiles) for each element of compensation (base salary, cash bonus, equity compensation) when assessing the competitiveness of the total compensation package.

For 2009, the Compensation Committee updated the existing peer group used in 2008 based on the following criteria:

•	Industry—the Compensation Committee considered our direct competitors, plus companies in the packaged foods and restaurant industries that have an identifiable brand;

•	Size—the Compensation Committee considered companies of similar size with annual revenue from $100 million to $1 billion and market capitalization from $200 million to $2 billion; and

•

Performance—the Compensation Committee considered companies with a profile of profitable growth that is similar to Peet’s as measured by revenue growth, earnings per share, and total shareholder return over the most recent three year period.

After identifying 29 companies matching its industry and revenue criteria, the Compensation Committee further refined the peer group to contain only companies with a similar performance profile as Peet’s over the most recent three years. The 13 companies meeting these criteria and used in our 2009 peer company benchmark are: Boston Beer, BJ’s Restaurants, Buffalo Wild Wings, California Pizza Kitchen, Caribou Coffee, Farmer Brothers Co., Green Mountain Coffee Roasters, Hain Celestial Group, J&J Snack Foods, Lance, Inc., Red Robin Gourmet Burgers, Sonic Corporation and Texas Roadhouse. Caribou Coffee did not meet all of the performance criteria but was kept on the list as a coffee company. Starbucks Corporation, although in a substantially similar business, was not considered due to its significantly larger size.

For 2010, the Compensation Committee updated the 2009 peer group based on the criteria described above. After identifying 24 companies matching its industry and revenue criteria, the Compensation Committee further refined the peer group using updated performance criteria as described above. The 12 companies meeting these criteria and used in our 2010 peer company benchmark are:

Packaged Foods/Beverages	Restaurants
Boston Beer	BJ’s Restaurants

Farmer Brothers Co.	Buffalo Wild Wings

Green Mountain Coffee Roasters	California Pizza Kitchen

J&J Snack Foods	Caribou Coffee

Lance, Inc.	Red Robin Gourmet Burgers

Sonic Corp.

Texas Roadhouse

Analysis of the competitive compensation data described above indicated gaps between the Company’s competitive pay objective and target pay levels for some of our executives. Our CEO’s total target compensation, as well as each element of compensation (base salary, cash bonus, annual equity compensation) had all fallen below the 25th percentile of the peer group. Our other officers total target compensation was generally between the 25th and 50th percentile, comprised of base salaries between the 50th and 75th percentile, cash bonuses below the 25th percentile and annual equity compensation below the 25th percentile.

Emphasis on Pay-for-Performance

The 2008 fiscal year cash incentive, paid in 2009, was based on achievement of one financial performance goal (earnings per share) and two strategic goals (margin improvement and future growth). The cash incentive compensation was allocated equally to achievement of each of the three goals. All executive officer cash bonuses were determined by Company achievement of these goals unless otherwise noted below. The financial performance goal was evaluated based on 2008 diluted earnings per share according to the following table:

Earnings Per Share	Bonus Funded
$0.77	50.0%
$0.78	66.7%
$0.79	83.3%
$0.80	100.0%
$0.83	120.0%

Since 2008 actual diluted earnings per share was $0.80, the named executive officers earned 100% of this portion of the bonus. Margin improvement was evaluated by achieving a margin improvement target in our retail operations, which the Compensation Committee determined was achieved at the 100% payout level and authorized full funding for this portion of the bonus. Future growth was evaluated by the achievement of specific growth targets in the grocery distribution channel and development and testing of new products. The Compensation Committee determined that these goals were all completed and authorized full funding for this portion of the bonus. Based on the attainment of the 2008 cash bonus goals as described, all executive officers participating in the executive incentive program earned 100% of his or her cash bonus target.

Beginning with the 2008 fiscal year cash incentive, the Compensation Committee added the opportunity for executive officers to earn a cash bonus that was above target. This additional opportunity, based on diluted earnings per share, is intended to provide an incentive to exceed the Company’s financial targets and improve the competitiveness of potential cash awards to align with the Company’s peer group practices. The 2009 fiscal year cash incentive, paid in 2010, was based on achievement of one financial performance goal (earnings per share) and two strategic goals (margin improvement and future growth). The cash incentive compensation was allocated equally to achievement of each of the three goals. All executive officer cash incentive bonuses were determined by Company achievement of these goals.

Management and the Compensation Committee established the earnings per share bonus plan goals by evaluating the historic and projected earnings per share growth of the previously mentioned peer group. The Compensation Committee’s assessment was that the goals established were appropriate since the targeted bonus based on earnings per share growth would only be funded if Peet’s results were in the top 50% of its peer groups’ expected results and the maximum payout would only be funded if the Company achieved performance that would rank the Company at or near the top of its peer group. The financial performance goal was evaluated based on 2009 diluted earnings per share according to the following table:

	EPS $	EPS % Growth	Component Payout %
	Below $0.88		0%
Threshold	$0.88	10%	14.3%
	$0.89	11%	28.6%
	$0.90	13%	42.9%
	$0.91	14%	57.1%
	$0.92	15%	71.4%
	$0.93	16%	85.7%
Target	$0.94	18%	100.0%
	$0.95	19%	133.3%
	$0.96	20%	166.7%
	$0.97	21%	200.0%
	$0.98	23%	233.3%
	$0.99	24%	266.7%
Maximum	$1.00+	25%	300.0%

As a result of several unusual favorable events during the year, the Company reported GAAP diluted earnings per share of $1.44. Excluding the unusual items, the Company had operating non-GAAP diluted earnings per share of $1.09. When assessing the performance for bonus purposes, the Compensation Committee considered the Company’s GAAP and non-GAAP earnings per share when determining that the named executive officers earned 300% of this portion of the bonus. Margin improvement was evaluated by measuring operational efficiency improvements against our budgeted overhead expenses, which the Compensation Committee determined was achieved at the 100% payout level and authorized full funding for this portion of the bonus. Future growth was evaluated based on the achievement of specific growth initiatives such as the introduction of Godiva® brand coffee and Peet’s Bottled Iced Tea. The Compensation Committee determined that these goals were all completed and authorized full funding for this portion of the bonus. Based on the attainment of the 2009 cash bonus goals as described, all executive officers participating in the executive incentive program earned 167% of his or her cash incentive target.

Use of Equity-Based Incentives

Despite the introduction of cash incentives to reward achievement of annual goals, the Compensation Committee strongly believes that stock options granted under the Company’s Equity Incentive Plan are an important tool for aligning executive and shareholder interests. The Company’s officers who participated in the executive incentive plan each received stock option grants in May 2009 designed to deliver value equal to 40% of his or her total incentive target. These options vest in equal installments over four years, adding a long-term retention element that balances the annual focus of the cash incentive.

Patrick J. O’Dea—Chief Executive Officer and President

Over the past year, the Compensation Committee has taken a number of steps to address a gap that had developed over time between the Company’s stated objective to pay its executives competitively and the actual target compensation of its CEO. As a result of these actions, the Committee feels that this gap has been closed and the compensation package for the CEO is aligned with peer group competitive practice.

In February 2009, the Compensation Committee reviewed a competitive assessment of Mr. O’Dea’s compensation based on the 2009 peer group data, along with the Company’s 2008 performance and Mr. O’Dea’s achievement of the established 2008 performance objectives, which are identical to those described above for fiscal year 2008 in the section Emphasis on Pay for Performance. Based on the challenging economic environment and its potential impact on achieving the Company’s 2009 financial goals, the Compensation Committee decided to maintain Mr. O’Dea’s base salary at its previous level of $540,800 for 2009. Mr. O’Dea’s incentive target percentage was also maintained at 66%, and based on the Company meeting all of its 2008 performance goals, the Compensation Committee approved a cash bonus payment of $214,400. This payment represented 100% of his 2008 cash incentive target and is the same funding percent applied to all participating executives.

In April 2009, the Compensation Committee, considering the competitiveness of Mr. O’Dea’s equity compensation and target total compensation, approved a stock option grant in May 2009 of 100,000 shares, vesting in equal installments over four years. 19,390 shares of this grant were based on Mr. O’Dea’s bonus stock option as described in the Equity Compensation section. The additional 80,610 shares were added at the discretion of the Compensation Committee to bring his target total compensation for 2009 equal to the 2009 peer group median.

In November 2009, the Compensation Committee reviewed an updated competitive assessment of Mr. O’Dea’s compensation based on 2010 peer group data described above, and approved increases to his base salary and incentive target to align with the median (50th percentile) of the peer group. Effective January 1, 2010, Mr. O’Dea’s annual base salary increased from $540,800 to $600,000, bringing him in line with the peer group median base salary. The Committee also increased Mr. O’Dea’s annual target bonus from 66% to 90% for the

2010 fiscal year, bringing him in line with the peer group median cash target bonus. The full incentive target bonus for 2010 will be cash-based, ensuring that his target total cash (salary + cash incentive target) is competitive. In addition, the Compensation Committee expects to reassess Mr. O’Dea’s compensation when equity grants are made in 2010, typically in May, to align his total compensation with peer group median value, based on grant date fair market value.

The Compensation Committee believes that these actions position Mr. O’Dea’s base salary for 2010 at the 50th percentile and his total cash target (base salary plus 90% cash incentive target) at the 50th percentile and will position his total direct target compensation (base salary plus cash incentive target plus fair market value of equity grant) at the 50th percentile of the peer group data for CEO.

In February 2010, the Compensation Committee reviewed the Company’s 2009 performance and Mr. O’Dea’s achievement of the established 2009 performance objectives which are identical to those described above for fiscal year 2009 in the section Emphasis on Pay for Performance. Based on the Company meeting its 2009 margin improvement and future growth goals, and achieving the maximum funding level on the EPS component of the 2009 bonus plan, the Committee approved a cash bonus payment of $360,605. This payment represented the maximum 167% of incentive target available, and was the same funding percent applied to all participating executives.

Thomas P. Cawley—Chief Financial Officer, Vice President, and Secretary

In February 2009, the Compensation Committee reviewed an updated competitive assessment of Mr. Cawley’s compensation based on the 2009 peer group data, along with the Company’s 2008 performance and Mr. Cawley’s achievement of the established 2008 performance objectives, which are identical to those described above for fiscal year 2008 in the section Emphasis on Pay for Performance. Based on the challenging economic environment and its potential impact on achieving the Company’s 2009 financial goals, the Compensation Committee decided to maintain Mr. Cawley’s base salary at its previous level of $417,325 for 2009. Mr. Cawley’s incentive target percentage was also maintained at 45%, and based on the Company meeting all of its 2008 performance goals, the Compensation Committee approved a cash bonus payment of $111,678. This payment represented 100% of his 2008 cash incentive target and is the same funding percent applied to all participating executives.

In April 2009, the Compensation Committee approved for Mr. Cawley a bonus stock option grant in May 2009 of 10,360 shares, representing the fair market value equal to 40% of his total incentive target as described in the Equity Compensation section. This grant vests in equal installments over four years, and falls below the 25th percentile of the peer group data for annual grant fair market value for Mr. Cawley’s job.

In February 2010, the Compensation Committee reviewed the Company’s 2009 performance. Based on its review, the Compensation Committee approved a cash bonus payment of $187,834. This payment represented the maximum 167% of cash incentive target available, and was the same funding percent applied to all participating executives.

Kay L. Bogeajis—Vice President, Retail Operations

In February 2009, the Compensation Committee reviewed an updated competitive assessment of Ms. Bogeajis’ compensation based on the updated geographic survey data, along with the Company’s 2008 performance and Ms. Bogeajis’ achievement of the established 2008 performance objectives, which are identical to those described above for fiscal year 2008 in the section Emphasis on Pay for Performance. Based on the challenging economic environment and its potential impact on achieving the Company’s 2009 financial goals, the Compensation Committee decided to maintain Ms. Bogeajis’ base salary at its previous level of $291,500 for 2009. Ms. Bogeajis’ incentive target percentage was also maintained at 40%, and based on the Company meeting all of its 2008 performance goals, the Compensation Committee approved a cash bonus payment of $69,046. This payment represented 100% of her 2008 cash incentive target and is the same funding percent applied to all participating executives.

In April 2009, the Compensation Committee approved for Ms. Bogeajis a bonus stock option grant in May 2009 of 6,430 shares, representing the fair market value equal to 40% of her total incentive target as described in the Equity Compensation section. This grant vests in equal installments over four years, and falls below the 25th percentile of the market competitive data for annual grant fair market value for Ms. Bogeajis’ job.

In February 2010, the Compensation Committee reviewed the Company’s 2009 performance. Based on its review, the Compensation Committee approved a cash bonus payment of $116,623. This payment represented the maximum 167% of cash incentive target available, and was the same funding percent applied to all participating executives.

P. Christine Lansing—Vice President, General Manager Consumer Business

In February 2009, the Compensation Committee reviewed an updated competitive assessment of Ms. Lansing’s compensation based on the updated geographic survey data, along with the Company’s 2008 performance and Ms. Lansing’s achievement of the established 2008 performance objectives, which are identical to those described above for fiscal year 2008 in the section Emphasis on Pay for Performance. Based on the challenging economic environment and its potential impact on achieving the Company’s 2009 financial goals, the Compensation Committee decided to maintain Ms. Lansing’s base salary at its previous level of $345,179 for 2009. Ms. Lansing’s incentive target percentage was also maintained at 40%, and based on the Company meeting all of its 2008 performance goals, the Compensation Committee approved a cash incentive payment of $82,556. This payment represented 100% of her 2008 cash incentive target and is the same funding percent applied to all participating executives.

In April 2009, the Compensation Committee approved for Ms. Lansing a bonus stock option grant in May 2009 of 7,620 shares, representing the fair market value equal to 40% of her total incentive target as described in the Equity Compensation section. This grant vests in equal installments over four years, and falls below the 25th percentile of the geographic data for annual grant fair market value for Ms. Lansing’s job.

In February 2010, the Compensation Committee reviewed the Company’s 2009 performance. Based on its review, the Compensation Committee approved a cash bonus payment of $138,099. This payment represented the maximum 167% of cash incentive target available, and was the same funding percent applied to all participating executives.

TAX AND ACCOUNTING IMPLICATIONS

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits deductions for executive compensation in excess of $1 million except for certain compensation which qualifies for a performance-based exception. Certain types of compensation in excess of $1 million are deductible by the Company if performance criteria are specified in detail and are contingent on stockholder approval of the compensation arrangement. The Company and the Compensation Committee have endeavored to structure executive compensation plans to achieve maximum deductibility under Section 162(m) with minimal sacrifices of flexibility and impact on corporate objectives.

The Compensation Committee has structured the current use of stock option arrangements in a manner intended to achieve tax deductibility of such amounts. With respect to non-equity compensation arrangements, the Compensation Committee has reviewed the terms of those arrangements most likely to be subject to the deduction limitation of Section 162(m). Cash compensation paid to Peet’s named executive officers did not exceed the Section 162(m) thresholds in fiscal 2009.

While the Compensation Committee will continue to consider deductibility under Section 162(m) with respect to future compensation arrangements with executives, deductibility will not be the only factor used in ascertaining appropriate levels or modes of compensation. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is possible that the Compensation Committee may, if consistent with Peet’s “pay-for-performance” philosophy described above, enter into compensation arrangements in the future under which payments are not fully deductible under Section 162(m).

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. The Company believes it is operating in good faith compliance with the final regulations that were effective April 17, 2007. A more detailed discussion of the Company’s nonqualified deferred compensation arrangements is provided under the heading Nonqualified Deferred Compensation.

Accounting for Stock-Based Compensation

The Company accounts for stock-based compensation including its 2000 Equity Incentive Plan and its 2000 Non-Employee Director Plan in accordance with the requirements of ASC 718, “Compensation – Stock Compensation”.

COMPENSATION COMMITTEE REPORT*

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2010.

THE COMPENSATION COMMITTEE

Elizabeth Sartain, Chair

Hilary Billings

Michael Linton

*	The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the Commission and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of January 3, 2010.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,764,225	(1)	$22.35	2,963,954	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	2,764,225		$22.35	2,963,954

(1)	Includes the following:
•	2,417,468 shares of the Company’s common stock to be issued upon exercise of outstanding stock options granted under the 2000 Equity Incentive Plan

•	335,025 shares of the Company’s common stock to be issued upon exercise of outstanding stock options granted under the 2000 Non-Employee Director Plan

•	11,732 shares of the Company’s common stock to be issued upon exercise of outstanding stock options granted under the 1997 Equity Incentive Plan

(2)	Includes the following:

•

1,492,170 shares of the Company’s common stock available for issuance under the 2000 Equity Incentive Plan. Under the 2000 Equity Incentive Plan, as of each annual meeting of the Company’s shareholders, beginning in 2002, and continuing through and including the annual meeting of the Company’s shareholders in 2010, the number of shares of common stock reserved for issuance under the plan will be increased automatically by the lesser of (i) 5% of the total number of shares of common stock outstanding on such date, (ii) 500,000 shares, or (iii) a number of shares determined by the Board prior to such date, which number shall be less than (i) and (ii) above

•

206,850 shares of the Company’s common stock available for issuance under the 2000 Non-Employee Director Plan. Under the 2000 Non-Employee Director Plan, as of each annual meeting of the Company’s shareholders, beginning in 2002, and continuing through and including the annual meeting of the Company’s shareholders in 2020, the number of shares of common stock reserved for issuance under the plan will be increased automatically by the lesser of (i) 0.75% of the total number of shares of common stock outstanding on such date, (ii) 60,000 shares, or (iii) a number of shares determined by the Board prior to such date, which number shall be less than (i) and (ii) above

•

1,264,934 shares of the Company’s common stock available for issuance under the Employee Stock Purchase Plan. Under the Employee Stock Purchase Plan, the number of shares of common stock reserved for issuance under the plan will be increased as of each annual meeting of the Company’s shareholders, beginning 2002 until 2020, by the lesser of 200,000 shares or 1.5% of the number of shares of common stock outstanding on that date. However, the Board has the authority to designate a smaller number of shares by which the authorized number of shares of common stock will be increased on that date

STOCK OPTION GRANTS AND EXERCISES

Prior to the completion of the initial public offering, the Company granted options to its executive officers under its 1993 Stock Option Plan, 1994 California Stock Option Plan and 1997 Equity Incentive Plan. Effective upon the completion of the initial public offering, the Board adopted the 2000 Equity Incentive Plan. As of January 3, 2010, options to purchase a total of 2,764,225 shares were outstanding under all of the Company’s plans and options to purchase 1,492,170 and 206,850 shares remain available for grant under the 2000 Equity Incentive Plan and 2000 Non-Employee Director Plan, respectively. Although no further options will be granted under the 1997 Equity Incentive Plan, options currently outstanding under this plan will continue in effect under the terms of this plan until such outstanding options are exercised or terminated in accordance with their terms. There are no outstanding options under the 1993 Stock Option Plan and the 1994 California Stock Option Plan.

Total options granted to employees during 2009 were 347,014, or 2.7% of common stock outstanding as of January 3, 2010.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As noted above, during Fiscal 2009, the Compensation Committee consisted of Ms. Billings, Ms. Sartain and Mr. Linton. None of the Compensation Committee members:

•	Has ever been an officer or employee of the Company;

•	Is or was a participant in a related-person transaction in 2009; or

•	Is an executive officer of another entity, at which one of our executive officers serves on the board of directors.

SUMMARY COMPENSATION TABLE

The following table shows for 2009, 2008, and 2007, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer, the Chief Financial Officer and its other three most highly compensated executive officers at January 3, 2010, referred to as the “named executive officers.”

(a)	(b)	(c)		(d)		(e)		(f)		(g)		(h)		(i)		(j)
Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($) (1)		Non-Equity Incentive Plan Compensation ($) (2)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($) (3)		Total ($)
Patrick J. O'Dea (4)	2009		$540,800		$—		$—		$1,087,250		$360,605		$—		$30,771		$2,019,426
President and Chief Executive Officer	2008 2007	$ $	536,000 515,386	$ $	— —	$ $	— —	$ $	364,040 136,143	$ $	214,400 136,062	$ $	— —	$ $	31,485 32,093	$ $	1,145,925 819,684

Thomas P. Cawley	2009		$417,325		$—		$—		$112,639		$187,834		$—		$12,870		$730,668
Vice President, Chief Financial Officer and Secretary	2008 2007	$ $	413,620 397,712	$ $	— —	$ $	— —	$ $	80,999 73,967	$ $	111,678 71,588	$ $	— —	$ $	10,607 10,895	$ $	616,904 554,162

Kay L. Bogeajis (5)	2009		$291,500						$69,910		$116,623				$46,131		$524,164
Vice President, Retail Operations	2008 2007	$ $	287,692 47,596	$ $	— —	$ $	— —	$ $	50,055 538,645	$ $	69,046 7,615	$ $	— —	$ $	29,165 1,538	$ $	435,959 595,395

P. Christine Lansing	2009		$345,179		$—		$—		$82,848		$138,099		$—		$7,551		$573,677
Vice President, General Manager Consumer Business	2008 2007	$ $	343,984 318,754	$ $	— —	$ $	— —	$ $	60,067 52,528	$ $	82,556 51,001	$ $	— —	$ $	5,228 13,670	$ $	491,835 435,953

(1)	The amounts set forth in column (f) represent the aggregate fair value of the awards as of the grant date, computed in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation.” The assumptions used in calculating these amounts are set forth in Note 1 to the Company’s consolidated financial statements for the fiscal year ended January 3, 2010. The forfeiture rates were assumed at zero. The equity incentive program is more fully described under Compensation Discussion and Analysis – Elements of Executive Compensation.
(2)	The amounts in column (g) reflect amounts payable under a cash incentive program for executives. Amounts listed were earned and payable as of January 3, 2010 and December 28, 2008 but were not paid until March 2010 and February 2009 respectively. The cash incentive program is more fully described under Compensation Discussion and Analysis – Elements of Executive Compensation.
(3)	Amounts include matching contributions made under the Company’s Section 401(k) plan and are more fully described below in the table under the heading, All Other Compensation.

(4)	For Mr. O’Dea in 2009, the amount in column (i) also includes $13,265 in financial planning services provided by a third party, $5,538 in long-term disability insurance and $6,743 in health benefit premiums. For Mr. O’Dea in 2008, the amount in column (i) also includes $12,750 in financial planning services provided by a third party, $6,956 in long-term disability insurance and $6,554 in health benefit premiums. For Mr. O’Dea in 2007, the amount also includes $12,750 in financial planning services provided by a third party, $6,834 in long-term disability insurance and $6,734 in health benefit premiums.
(5)	Ms. Bogeajis started her employment effective October 22, 2007. For Ms. Begeajis in 2009, the amount in column (i) also includes $24,288 in housing expenses, $6,638 in furniture rentals and a $10,000 car allowance. For Ms. Bogeajis in 2008, the amount in column (i) also includes $13,344 in housing and moving expenses, $4,372 in furniture rentals and a $10,000 car allowance. For Ms. Bogeajis in 2007, the amount in column (i) represents a car allowance.

ALL OTHER COMPENSATION

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name	Year	Perquisites and Other Personal Benefits ($)	Tax Reimbursements ($)	Insurance Premiums ($)	Company Contributions to Retirement and 401(k) Plans ($)	Severance Payments / Accruals ($)	Change in Control Payments / Accruals ($)	Total ($)
Patrick J. O'Dea	2009	$13,265	$—	$12,281	$5,225	$—	$—	$30,771
	2008	$12,750	$—	$13,510	$5,225	$—	$—	$31,485
	2007	$12,750	$—	$13,568	$5,775	$—	$—	$32,093

Thomas P. Cawley	2009	$2,500	$—	$5,420	$4,950	$—	$—	$12,870
	2008	$—	$—	$5,432	$5,175	$—	$—	$10,607
	2007	$—	$—	$5,720	$5,175	$—	$—	$10,895

Kay L. Bogeajis	2009	$40,926	$—	$—	$5,205	$—	$—	$46,131
	2008	$27,716	$—	$—	$1,450	$—	$—	$29,165
	2007	$1,538	$—	$—	$—	$—	$—	$1,538

P. Christine Lansing	2009	$2,500	$—	$—	$5,051	$—	$—	$7,551
	2008	$—	$—	$—	$5,228	$—	$—	$5,228
	2007	$8,539	$—	$—	$5,131	$—	$—	$13,670

GRANTS OF PLAN BASED AWARDS IN FISCAL 2009

The following table shows for the fiscal year ended January 3, 2010, certain information regarding grants of plan-based awards to the named executive officers:

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#) (1)	Exercise or Base Price of Option Awards ($ / Sh) (2)	Grant Date Fair Value of Stock and Option Awards ($ / Sh)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Patrick J. O'Dea	5/20/2009	$—	$—	$—	—	—	—	—	100,000	$26.34	$10.87
Thomas P. Cawley	5/20/2009	$—	$—	$—	—	—	—	—	10,360	$26.34	$10.87
Kay L. Bogeajis	5/20/2009	$—	$—	$—	—	—	—	—	6,430	$26.34	$10.87
P. Christine Lansing	5/20/2009	$—	$—	$—	—	—	—	—	7,620	$26.34	$10.87

(1)	Options granted to Messrs. O’Dea, Cawley, and Mses. Lansing and Bogeajis during 2009 were non-statutory stock options granted pursuant to the Company’s 2000 Equity Incentive Plan. The options will vest in equal annual installments over four years.
(2)	The exercise price per share underlying each option was equal to the closing market price of our Common Stock on the date of grant.

PENSION BENEFITS

The Company provides no pension plan to their employees.

OUTSTANDING EQUITY AWARDS AT JANUARY 3, 2010

The following table shows for the fiscal year ended January 3, 2010, certain information regarding outstanding equity awards at fiscal year-end for the named executive officers.

(a)			(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
			Option Awards						Stock Awards
Name			Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
			Exercisable	Unexercisable
Patrick J. O'Dea	(a	)	20,045	—	—	$15.49	5/29/2002	5/29/2012	—	—	—	—
	(a	)	274,180	—	—	$15.49	5/29/2002	5/29/2012	—	—	—	—
	(b	)	300,000	—	—	$15.49	5/29/2002	5/29/2012	—	—	—	—
	(c	)	50,000	—	—	$12.98	2/10/2003	2/10/2013	—	—	—	—
	(c	)	39,339	—	—	$22.84	5/27/2004	5/27/2014	—	—	—	—
	(d	)	23,837	2,648	—	$26.48	5/17/2005	5/17/2015	—	—	—	—
	(c	)	—	28,165	—	$28.91	4/10/2006	4/10/2016	—	—	—	—
	(e	)	6,350	6,350	—	$26.50	5/23/2007	5/23/2017	—	—	—	—
	(e	)	4,250	12,750	—	$23.57	5/21/2008	5/21/2018	—	—	—	—
	(e	)	5,750	17,250	—	$23.57	5/21/2008	5/21/2018	—	—	—	—
	(e	)	—	19,390	—	$26.34	5/20/2009	5/20/2019	—	—	—	—
	(e	)	—	80,610	—	$26.34	5/20/2009	5/20/2019	—	—	—	—

Thomas P. Cawley	(a	)	190,000	—	—	$17.47	7/1/2003	7/1/2013	—	—	—	—
	(c	)	18,382	—	—	$22.84	5/24/2004	5/27/2014	—	—	—	—
	(c	)	13,624	—	—	$26.48	5/17/2005	5/17/2015	—	—	—	—
	(c	)	—	13,172	—	$28.91	4/10/2006	4/10/2016	—	—	—	—
	(e	)	3,450	3,450	—	$26.50	5/23/2007	5/23/017	—	—	—	—
	(e	)	2,225	6,675	—	$23.57	5/21/2008	5/21/2018	—	—	—	—
	(e	)	—	10,360	—	$26.34	5/20/2009	5/20/2019	—	—	—	—

Kay L. Bogeajis	(f	)	20,833	29,167	—	$28.41	11/15/2007	11/15/2017	—	—	—	—
	(e	)	1,375	4,125	—	$23.57	5/21/2008	5/21/2018	—	—	—	—
	(e	)	—	6,430	—	$26.34	5/20/2009	5/20/2019	—	—	—	—

P. Christine Lansing	(f	)	85,000	15,000	—	$30.28	10/3/2005	10/3/2015	—	—	—	—
	(c	)	—	10,536	—	$28.91	4/10/2006	4/10/2016	—	—	—	—
	(e	)	2,450	2,450	—	$26.50	5/23/2007	5/23/2017	—	—	—	—
	(e	)	1,650	4,950	—	$23.57	5/21/2008	5/21/2018	—	—	—	—
	(e	)	—	7,620	—	$26.34	5/20/2009	5/20/2019	—	—	—	—

Option grants are subject to the following vest schedules:

a.	Options were granted with twenty-five percent (25%) of the shares represented by each such grant vesting on the first anniversary of the grant date and the remaining shares vesting monthly over the subsequent three years; provided the grantee continues to be employed by the Company.
b.	Mr. O’Dea received Performance-based Options to purchase shares at an exercise price of $15.49 per share to become fully vested on December 31, 2008. The vesting of the Performance-based Options were accelerated in 2005 based upon pre-determined criteria as outlined in the Key Employment Agreement between Mr. O’Dea and the Company.
c.	Options were granted with a seven year vesting schedule, subject to acceleration based upon pre-determined performance goals. The 2004 and 2005 option grants were accelerated.
d.	Mr. O’Dea received an option to purchase shares at an exercise price of $26.48 per share with a seven year vesting schedule, subject to acceleration based upon pre-determined performance goals. The Compensation Committee determined that approximately 90% of these objectives were achieved and therefore approved the acceleration of vesting of 90% of his options.
e.	Options were granted with a four year vesting schedule, vesting in equal annual installments over four years.
f.	Options were granted with twenty percent (20%) of the shares vesting on the first anniversary of the grant date and the remaining shares vesting monthly over the subsequent four years.

OPTIONS EXERCISED AND STOCK VESTED IN FISCAL 2009

No options were exercised by the named executive officers during the fiscal year ended January 3, 2010.

NONQUALIFIED DEFERRED COMPENSATION

The Company maintains a Deferred Compensation Plan (“DCP”) that allows certain employees, including the named executive officers, to defer receipt of their salary into cash accounts that mirror the gains and/or losses of several different investment funds selected by the Company. Participants may defer up to 75% of salary and up to 100% of bonuses and/or commissions until the date(s) they have specified. The Company is not required to make any contributions to the DCP and did not in 2009. The Company does offer a fixed income investment option within the DCP, which provides a predetermined interest rate that is paid by the Company. In 2009, the rate was 5.05% determined from Moody’s Corporate Bond Index and the total amount of interest paid by the Company was $26,921 for the named executive officers.

The DCP is not funded by the Company, and participants have an unsecured contractual commitment by the Company to pay the amounts due under the DCP. When such payments are due, the cash will be distributed from the Company’s general assets.

In addition to distributions made upon the fixed payment dates selected by participants, the DCP allows for distributions to be made: (i) immediately upon request by a participant subject to approval by the Company and a 10% penalty, (ii) in the event a participant suffers certain hardships (financial hardship resulting from illness or accident and loss of property due to casualty), (iii) in the event the participant’s employment is terminated, and (iv) to the participant’s designated beneficiary in the event of the participant’s death.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2009

The following table shows for the fiscal year ended January 3, 2010, certain information regarding non-qualified deferred compensation benefits for the named executive officers.

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($) (3)
Patrick J. O'Dea	$54,080	$—	$31,232	$—	$245,412
Thomas P. Cawley	$52,424	$—	$10,444	$—	$236,584
Kay L. Bogeajis	$—	$—	$790	$—	$16,058
P. Christine Lansing	$34,518	$—	$10,127	$—	$223,898

(1)	Executive contribution amounts are included within the executives’ salary listed in the Summary Compensation Table, column (c), above on page 24.
(2)	These amounts are not included within the executives’ compensation listed in the Summary Compensation Table, above, on page 24.
(3)	The balance in column (f) include executive contributions made prior to fiscal year 2009 as follows: $173,561 for Mr. O’Dea, $178,680 for Mr. Cawley, $14,885 for Ms. Bogeajis, and $171,949 for Ms. Lansing.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The following table shows the potential payments upon termination or a change of control of the Company for the named executive officers.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Benefit	Before Change in Control Termination w/o Cause or for Good Reason	After Change in Control Termination w/o Cause or for Good Reason	Voluntary Termination	Death	Disability	Change in Control
Patrick J. O'Dea	Stock Options (1)	$12,349,869	$13,531,011	cease vesting	N/A	N/A	$13,531,011
	Outplacement program (2)	up to $10,000	up to $10,000	$—	N/A	N/A	N/A
	Severance pay (3)	$856,267	$1,081,600	$—	$—	$—	$—
	Plan Benefits (4)	$23,611	$29,825	$—	N/A	N/A	$—
	Parachute excise taxes (5)	yes	yes	$—	$—	$—	$—
	Pro-rata bonus (6)	$216,320	$216,320	$—	$—	$—	$—
	Life insurance coverage (7)	$114	$114	$—	$—	$—	$—
	Disability insurance coverage (8)	$7,959	$7,959	$—	$—	$—	$—

Thomas P. Cawley	Stock Options (1)	$3,349,385	$3,569,406	cease vesting	N/A	N/A	$3,569,406
	Outplacement program (2)	up to $10,000	up to $10,000	$—	N/A	N/A	N/A
	Severance pay (3)	$417,325	$417,325	$—	$—	$—	$—
	Plan Benefits (4)	$14,913	$14,913	$—	N/A	N/A	$—
	Parachute excise taxes (5)	yes	yes	$—	$—	$—	$—
	Pro-rata bonus (6)	$112,678	$112,678	$—	$—	$—	$—
	Life insurance coverage (7)	$29	$29	$—	$—	$—	$—
	Disability insurance coverage (8)	$—	$—	$—	$—	$—	$—

Kay L. Bogeajis	Stock Options (1)	$116,363	$345,864	cease vesting	N/A	N/A	$345,864
	Outplacement program (2)	up to $10,000	up to $10,000	$—	N/A	N/A	N/A
	Severance pay (3)	$194,333	$291,500	$—	$—	$—	$—
	Plan Benefits (4)	$3,396	$5,094	$—	N/A	N/A	$—
	Parachute excise taxes (5)	yes	yes	$—	$—	$—	$—
	Pro-rata bonus (6)	$69,960	$69,960	$—	$—	$—	$—
	Life insurance coverage (7)	$29	$29	$—	$—	$—	$—
	Disability insurance coverage (8)	$—	$—	$—	$—	$—	$—

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Benefit	Before Change in Control Termination w/o Cause or for Good Reason	After Change in Control Termination w/o Cause or for Good Reason	Voluntary Termination	Death	Disability	Change in Control

P. Christine Lansing	Stock Options (1)	$293,870	$505,309	cease vesting	N/A	N/A	$505,309
	Outplacement program (2)	up to $10,000	up to $10,000	$—	N/A	N/A	N/A
	Severance pay (3)	$287,649	$345,179	$—	$—	$—	$—
	Plan Benefits (4)	$4,245	$5,094	$—	N/A	N/A	$—
	Parachute excise taxes (5)	yes	yes	$—	$—	$—	$—
	Pro-rata bonus (6)	$82,843	$82,843	$—	$—	$—	$—
	Life insurance coverage (7)	$29	$29	$—	$—	$—	$—
	Disability insurance coverage (8)	$—	$—	$—	$—	$—	$—

(1)	In the event of a termination without cause or for good reason, stock options will cease to vest. The amount reflects the value of options vested as of January 3, 2010. In the event of a change of control, options would become fully vested. The amount reflects the value of all outstanding options as of January 3, 2010.
(2)	In the event of a termination without cause or for good reason, the Company provides for the named executive officer to participate in an outplacement program for up to 6 months, at a cost not to exceed $10,000; provided, however, that the provider of such outplacement program be reasonably acceptable to the Company and the named executive officer must provide to the Company adequate proof of the expense incurred.
(3)	Reflects payments under the Key Employment Severance Plan. Mr. O’Dea would receive severance pay equal to 1 year of pay plus 1 month of pay for each year of employment with the Company, prorated at the discretion of the Company, provided that the maximum amount received shall be 2 years of pay. In the event of a change of control termination, Mr. O’Dea would receive severance pay equal to 2 years of pay. Mr. Cawley and Mses. Lansing and Bogeajis would receive severance pay in an amount equal to 6 months of pay plus 1 month of pay for each year of employment with the Company, prorated at the discretion of the Company, provided that the maximum amount received shall be 2 years of pay. In the event of a change of control termination, Mr. Cawley and Mses. Lansing and Bogeajis would receive severance pay equal to 1 year of pay.
(4)	If the named executive officer elects COBRA coverage, the Company will pay the same amount for each applicable sub-category of coverage as the Company paid for such sub-category for the named executive officer before their termination for the duration of their severance pay stated above at (3). The Company’s payment obligations include the payment of dependent coverage if the named executive officer maintained dependent coverage prior to termination.
(5)	Under the terms of the Key Employee Severance Plan, the Company is required pay an excise tax gross-up to its executive officers for “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended.
(6)	Named executive officers are entitled to pro rata bonus payments, if any, under the Key Employee Severance Plan.
(7)	Life insurance coverage provided to the named executive officer prior to termination shall be continued at the Company’s expense for 2 years for Mr. O’Dea and 6 months for Mr. Cawley and Mses. Lansing and Bogeajis after the termination date.
(8)	Disability insurance coverage provided to the named executive officer prior to termination shall be continued at the Company’s expense for 2 years after the termination date.

CHANGE OF CONTROL OPTION ACCELERATION PLAN

In November 1998, the Company established the Change of Control Option Acceleration Plan. On December 31, 2007, the Company amended and restated its Change of Control Option Acceleration Plan to replace the plan’s “single trigger” acceleration of stock options with a “double trigger”. Stock options granted after December 31, 2007 will now only accelerate after both a change of control and a qualifying termination have occurred. For options granted before December 31, 2007, employees have the right to exercise their options immediately before a change of control, and, to the extent such options are not exercised before the change of control, if any surviving or acquiring corporation assumes or substitutes such options, then such assumed or substituted options shall be fully vested on and after the change of control.

KEY EMPLOYEE SEVERANCE PLAN

Also in December 2007, the Company amended and restated the Key Employee Severance Benefit Plan, originally adopted in November 1998, to provide for the payment of severance benefits to all employees holding the position of vice president and above, and any other individual designated as an eligible employee under a Key Employee Agreement. Under the plan, if the employee’s employment, within 12 months after a change of control, is involuntarily terminated without cause or voluntarily terminated for good reason (a “change of control termination”), the executive would receive 1 year of pay, their pro rata Bonus if one applies, and the President and Chief Executive Officer will receive 2 years of pay.

Additionally, if the employee’s employment is involuntarily terminated without cause at any other time, the employee would receive severance payments based upon the terms of each employee’s respective employment agreement. The President and Chief Executive Officer would receive 12 months pay plus 1 month of pay for every year of service up to a 2 year maximum. The other executives would receive 6 months pay plus 1 month of pay for every year of service with a 2 year maximum. Severance pay would be paid in installments on the Company’s regular payroll dates over the period corresponding to the terms of each employee’s respective employment agreement.

EMPLOYMENT AGREEMENTS

The Company has entered into key employee agreements with Messrs. O’Dea and Cawley and Ms. Lansing. Salaries in these agreements are subject to annual adjustment at the discretion of the Compensation Committee of the Board of Directors. The key employee agreements provide that the vesting of options to purchase Common Stock of the Company ceases as of the date of termination of employment for all terminations except for those covered under the Change in Control Option Acceleration Plan. Under the key employee agreements, all executives also are entitled to receive benefits to the extent provided under the Key Employee Severance Benefit Plan and the Change of Control Option Acceleration Plan.

DIRECTOR COMPENSATION

Each non-employee director receives a $25,000 annual retainer and an additional $5,000 annual retainer for each committee membership or $7,500 annual retainer for the chairmanship of the Compensation or Nominating and Corporate Governance Committee or $10,000 for the chairmanship of the Audit Committee. The Chairman of the Board of Directors also receives an additional $10,000 annual retainer. In December 2009, the Board approved an annual fee of $7,500 for all members of the Transaction Committee. For 2009, the total cash compensation paid to non-employee directors was $267,500. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

2000 NON-EMPLOYEE DIRECTOR PLAN

The Board adopted a 2000 Non-Employee Director Plan effective upon the completion of the Company’s initial public offering of its Common Stock. The shareholders approved the plan on November 17, 2000. The plan provides for the automatic grant of nonstatutory stock options to purchase shares of Common Stock to the Company’s non-employee directors. The aggregate number of shares of Common Stock that may be issued pursuant to these options under the plan is 750,000 shares.

The Board of Directors administers the plan. Options granted to non-employee directors will generally be subject to the following terms:

•	The exercise price of options granted will be equal to the fair market value of the Common Stock on the date of grant;

•	The options will have a term of no more than ten years from the date they are granted;

•

Options granted are not transferable other than by will, gift, or by the laws of descent and distribution and are exercisable during the life of the optionee only by the optionee or permitted transfers as provided in the option agreement;

•	An optionee may designate a beneficiary who may exercise the option following the optionee’s death; and

•

An optionee whose service relationship with the Company or any affiliate (whether as a non-employee director of the Company or subsequently as an employee, director or consultant of either the Company or an affiliate) ceases for any reason may exercise vested options for the term provided in the option agreement (3 months generally, 12 or 18 months in the event of disability or death).

The plan, as amended in March 2004, March 2005, March 2007, and March 2008 allows for any individual who becomes a non-employee director for the first time to automatically receive an initial option grant to purchase shares of Common Stock upon being elected to the Board of Directors. On the day following each annual meeting of the Company’s shareholders, any person who is then a non-employee director automatically receives an annual option grant to purchase shares of Common Stock. The plan was amended and restated in March 2008 to reduce the initial stock option grant from 17,500 shares to 15,000 shares and the annual stock option grant from 7,500 shares to 5,000 shares and to clarify the vesting period of the annual stock option grants. Initial grants vest over a period of three years from their date of grant. Annual grants vest on the one year anniversary of the previous annual meeting. During 2009, the Company granted 35,000 options to Directors in accordance with this plan.

DIRECTOR COMPENSATION TABLE

(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name (1)		Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Gerald Baldwin	2009	$35,000	$—	$48,914	$—	$—	$—	$83,914
Hillary Billings	2009	$30,000	$—	$48,914	$—	$—	$—	$78,914
David Deno	2009	$40,625	$—	$48,914	$—	$—	$—	$89,539
Ted W. Hall	2009	$35,625		$48,914	$—	$—	$—	$84,539
Michael Linton	2009	$43,125	$—	$48,914	$—	$—	$—	$92,039
Elizabeth Sartain	2009	$32,500	$—	$48,914	$—	$—	$—	$81,414
Jean-Michel Valette	2009	$50,625	$—	$48,914	$—	$—	$—	$99,539

(1)	Patrick J. O’Dea, the Company’s President and Chief Financial Officer, is not included in this table as he is an employee of the Company and thus receives no compensation for his services as a director. Mr. O’Dea’s compensation is shown in the Summary Compensation Table on page 24.
(2)	The amount set forth in this column represents the aggregate fair value of the awards as of the grant date, computed in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation”. The assumptions used in calculating these amounts are set forth in Note 1. in our Company’s consolidated financial statements for the fiscal year ended January 3, 2010. The forfeiture rates were assumed to be zero. As of January 3, 2010, each director has the following number of unexercised options outstanding: Gerald Baldwin: 55,000; Hillary Billings: 85,000; David Deno: 35,625; Ted W. Hall: 8,749; Michael Linton: 45,650; Elizabeth Sartain: 21,388; and Jean-Michel Valette: 35,000. The following table shows the full grant date fair value of each option award in 2009 as calculated under FASB ASC Topic 718, “Compensation-Stock Compensation”.

Name	Grant Date	Number of Option Awards	Grant Date Fair Value of Option Awards ($ / Sh)
Gerald Baldwin	5/21/2009	5,000	$9.78
Hillary Billings	5/21/2009	5,000	$9.78
David Deno	5/21/2009	5,000	$9.78
Ted W. Hall	5/21/2009	5,000	$9.78
Michael Linton	5/21/2009	5,000	$9.78
Elizabeth Sartain	5/21/2009	5,000	$9.78
Jean-Michel Valette	5/21/2009	5,000	$9.78

DIRECTOR STOCK OWNERSHIP GUIDELINES

In March 2008, the Company adopted stock ownership guidelines for non-employee directors of the Company. Under these guidelines, non-employee directors are encouraged to own shares of Common Stock having a value equal to three times the annual cash retainer paid by the Company to its non-employee directors, which is $25,000. The ownership guidelines propose that current non-employee directors achieve such stock position within four years after the date of the adoption of the guidelines and that future non-employee directors achieve such ownership position within four years after the date of their election to the Board.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of February 12, 2010 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; and (iii) all executive officers and directors of the Company as a group. Information for all those known by the Company to be beneficial owners of more than five percent of its Common Stock, as stated on Schedules 13D or 13G filed by such beneficial owners, is also included.

(a) Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and includes shares of Common Stock issuable pursuant to the exercise of stock options or warrants that are immediately exercisable or exercisable within 60 days of February 12, 2010. These shares are deemed to be outstanding and to be beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Information with respect to beneficial ownership has been furnished by each director, executive officer or five percent or more shareholder, as the case may be. Except as otherwise noted below, the address for each person listed on the table is c/o Peet’s Coffee & Tea, Inc., 1400 Park Avenue, Emeryville, California 94608-3520. Applicable percentages are based on 13,106,442 shares outstanding on February 12, 2010, adjusted as required by the rules promulgated by the SEC.

PRINCIPAL SHAREHOLDERS TABLE

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Beneficial Ownership
Directors and Executive Officers:
Patrick J. O’Dea (1)	772,173	5.9
Thomas P. Cawley (2)	232,459	1.8
Gerald Baldwin (3)	105,000	*
Jean-Michel Valette (4)	105,000	*
Christine P. Lansing (5)	94,100	*
Hilary Billings (6)	88,738	*
David Deno (7)	71,375	*
Michael Linton (8)	48,150	*
Kay Bogeajis (9)	24,708	*
Elizabeth Sartain (10)	24,346	*
Ted W. Hall (11)	13,899	*
All directors and executive officers as a group (11 persons) (12)	1,579,948	12.1

5% Shareholders (13):
Baron Capital Group, Inc. (14) 767 Fifth Avenue New York, NY 10153	1,244,741	9.5

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	985,818	7.5

*	Less than 1%.
(1)	Includes 723,751 shares issuable upon the exercise of vested stock options.
(2)	Includes 227,681 shares issuable upon the exercise of vested stock options.

(3)	Includes 55,000 shares issuable upon the exercise of vested stock options. Includes 50,000 shares pledged by Mr. Baldwin as security for a line of credit with Merrill Lynch.
(4)	Includes 35,000 shares issuable upon the exercise of vested stock options.
(5)	Represents 94,100 shares issuable upon the exercise of vested stock options.
(6)	Includes 85,000 shares issuable upon the exercise of vested stock options.
(7)	Includes 35,625 shares issuable upon the exercise of vested stock options.
(8)	Includes 45,650 shares issuable upon the exercise of vested stock options.
(9)	Represents 24,708 shares issuable upon the exercise of vested stock options.
(10)	Includes 22,846 shares issuable upon the exercise of vested stock options.
(11)	Includes 9,999 shares issuable upon the exercise of vested stock options.
(12)	See footnotes (1) through (11) above, as applicable.
(13)	Information with respect to each beneficial owner of 5% or more of a class of the Company’s Common Stock is based on Schedules 13D or 13G filed by such beneficial owners with the SEC for the 2009 calendar year.
(14)	The number of shares for Baron Capital Group, Inc. (“BCG”) includes 1,142,100 shares owned by BAMCO INC., and 102,641 shares owned by Baron Capital Management, Inc. Ronald Baron owns a controlling interest in BCG.

PROPOSAL NO. 2

APPROVAL OF 2010 EQUITY INCENTIVE PLAN

The Peet’s Coffee & Tea, Inc. 2010 Equity Incentive Plan (the “2010 Plan”), was adopted by the Board on March 16, 2010, subject to shareholder approval. The 2010 Plan is the successor to and continuation of the Peet’s Coffee & Tea, Inc. 2000 Equity Incentive Plan, as amended and restated (the “Prior Plan”). We also maintain our Amended and Restated 2000 Non-Employee Director Stock Option Plan (the “Director Plan”) that may be used only for grants of stock options to our non-employee directors. The Director Plan contains a feature (the “Evergreen Feature”) that automatically increases the number of shares reserved for issuance under the Director Plan each year on the date of our annual meeting unless our Board determines not to do so.

All outstanding stock awards granted under the Prior Plan will continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards and the terms of the Prior Plan. However, if the shareholders of the Company approve this Proposal No. 2, then as of the effective date of the 2010 Plan, (i) no additional stock awards will be granted under the Prior Plan, (ii) we will eliminate the Evergreen Feature under the Director Plan so that no future automatic share reserve increases will occur, including the increase scheduled to occur at the Annual Meeting and (iii) after January 3, 2010, any shares subject to outstanding stock awards granted under the Prior Plan that expire or terminate for any reason prior to the exercise or settlement, are forfeited because of the failure to meet a contingency or condition required to vest such shares or are reacquired or withheld to satisfy a tax withholding obligation in connection with an award (other than a stock option or stock appreciation right) shall become available for issuance pursuant to awards granted under the 2010 Plan (collectively, the “Returning Shares”).

Under the 2010 Plan, there are 700,000 shares of common stock reserved for issuance plus the Returning Shares, if any, that become available from time to time less one share for each share of stock issued pursuant to an option or stock appreciation right granted after January 3, 2010 under the Prior Plan with respect to which the strike price is at least 100% of the fair market value of the underlying common stock on the date of grant and 1.8 shares for each share of stock issued pursuant to an award other than an option or stock appreciation right granted after January 3, 2010 under the Prior Plan. The approval of the 2010 Plan will allow us to continue to grant stock options and other awards at levels determined appropriate by our Board. The 2010 Plan will also allow us to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of our employees, consultants and directors, and to provide long term incentives that align the interests of our employees, consultants and directors with the interests of our shareholders.

In this Proposal No. 2, shareholders are requested to approve the 2010 Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the adoption of the 2010 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.

DESCRIPTION OF THE 2010 EQUITY INCENTIVE PLAN

The material features of the 2010 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2010 Plan. Shareholders are urged to read the actual text of the 2010 Plan in its entirety, which is appended to this proxy statement as Appendix A.

Background

The terms of the 2010 Plan provide for the grant of stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, other stock awards, and performance awards that may be settled in cash, stock, or other property.

Shares Available for Awards

If this Proposal No. 2 is approved, the total number of shares of our common stock reserved for issuance under the 2010 Plan will consist of:

•	700,000 shares; plus

•

the number of shares that are subject to stock awards outstanding under the Prior Plan that, after the effective date of the 2010 Plan, expire or terminate prior to exercise or settlement, are forfeited because of a failure to meet a contingency or condition required to vest such shares or are reacquired or withheld to satisfy a tax withholding obligation in connection with an award, other than a stock option or stock appreciation right (the “Returning Shares”); less

•

one share for each share of stock issued pursuant to an option or stock appreciation right granted after January 3, 2010 under the Prior Plan with respect to which the strike price is at least 100% of the fair market value of the underlying common stock on the date of grant and 1.8 shares for each share of stock issued pursuant to an award other than an option or stock appreciation right granted after January 3, 2010 under the Prior Plan.

We call this total number the “Share Reserve.” The number of shares available for issuance under the 2010 Plan is reduced by (i) one share for each share of common stock issued pursuant to a stock option or stock appreciation right under the 2010 Plan with a strike price of at least 100% of the fair market value of the underlying common stock on the date of grant, and (ii) 1.8 shares for each share of common stock issued pursuant to a restricted stock award, restricted stock unit award, performance stock award, or other non-option stock award granted under the 2010 Plan. The Share Reserve does not limit the number of equity awards granted under the 2010 Plan so long as the number of shares of common stock issued under equity awards made under the 2010 Plan does not exceed the Share Reserve.

If, under the 2010 Plan, we issue common stock pursuant to a stock award and the common stock is later forfeited, then the forfeited shares will again become available for issuance under the 2010 Plan. To the extent that a forfeited share counted as 1.8 shares against the number of shares available under the 2010 Plan or there are any Returning Shares granted under the Prior Plan pursuant to an award other than a stock option or stock appreciation right, then the number of shares of common stock available for issuance under the 2010 Plan will increase by 1.8 shares for each such forfeited or returning share. Any shares we reacquire pursuant to our withholding obligations in connection with a restricted stock award, restricted stock unit award, performance stock award or other stock award shall again become available for issuance under the 2010 Plan and will increase the Share Reserve by 1.8 shares. However, any shares we reacquire pursuant to our withholding obligations in connection with a stock option or stock appreciation right or as consideration for the exercise of a stock option or stock appreciation right, will not become available for issuance under the 2010 Plan. In addition, if the exercise price of any award is satisfied by the tender of shares of common stock to us (whether by actual delivery or attestation), the tendered shares do not become available for issuance under the 2010 Plan.

A total of 13,308,838 shares of our common stock were outstanding at March 22, 2010. As of January 3, 2010, stock options to purchase 2,764,225 shares were outstanding, of which 49% were held by our named executive officers, and no shares underlying awards other than stock options were outstanding. In fiscal year 2009, options covering 124,410 shares were granted to our named executive officers and total grants to employees and directors covered 382,014 shares. As of January 3, 2010, 206,850 shares remained available for future grant under our Director Plan. The weighted average exercise price of all stock options outstanding as of January 3, 2010 was approximately $22.35 and the weighted average remaining term of such stock options was approximately 5.51 years. Stock options granted to our named executive officers and employees generally vest ratably over at least the first four anniversaries of the date of grant. The following table sets forth additional information regarding stock options outstanding as of January 3, 2010:

	Stock Options Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Term
Substantially in-the-money stock options outstanding in excess of six years	644,225	$15.30	2.46
Other stock options outstanding in excess of six years	354,962	$15.65	2.98
All stock options outstanding less than six years	1,765,038	$26.28	7.11

“Substantially in-the-money stock options outstanding in excess of six years” is defined as stock options with an exercise price of less than $16.25. Additional information regarding these stock options is as follows:

Grant Date	Remaining Contractual Life	Exercise Price	Vested Stock Options
5/29/02	2.41	$15.49	594,225
2/10/03	3.11	$12.98	50,000
Total substantially in-the-money stock options outstanding in excess of six years			644,225

As measured by total stockholder return, or “TSR”, we have had sustained positive stock performance. Our TSR for the most recent one-, three- and five-year periods has been in the top half of our Global Industry Classification Standard consumer services industry group. Our one-year TSR was 43.44%, compared to the industry median of 42.24%; our three-year TSR was 8.32%, compared to the industry median of -13.25%; and our five-year TSR was 4.73%, compared to the industry median of -5.28%.

Eligibility

All of our employees, numbering approximately 3,700 as of the record date, and our directors and consultants are eligible to participate in the 2010 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the 2010 Plan only to our employees (including officers) and employees of our affiliates.

Administration

The 2010 Plan is administered by our Board, which may in turn delegate authority to administer the 2010 Plan to a committee. Our Board has delegated administration of the 2010 Plan to the Compensation Committee of the Board (the “Committee”), but may retain the authority to concurrently administer the 2010 Plan with the Committee and may, at any time, revest in itself some or all of the powers previously delegated to the Committee. Subject to the terms of the 2010 Plan, the Committee may determine the recipients, numbers and types of stock awards to be granted, and terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the Committee also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the 2010 Plan.

In the discretion of the Board, the Committee may consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act or solely of two or more “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee has the authority to delegate its administrative powers under the 2010 Plan to a subcommittee consisting of members of the Committee. As used herein, except as explicitly stated otherwise, with respect to the 2010 Plan, the “Board” refers to any committee the Board appoints or, if applicable, any subcommittee, as well as to the Board itself.

Repricing; Cancellation and Re-Grant of Stock Awards

Under the 2010 Plan, the Board does not have the authority to reprice any outstanding equity awards by reducing the exercise price of the stock award or to cancel any outstanding stock awards in exchange for cash or other stock awards without obtaining the approval of our shareholders within 12 months prior to the repricing or cancellation and re-grant event.

Stock Options

Stock options may be granted under the 2010 Plan pursuant to stock option agreements. The Plan permits the grant of stock options that qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described in this section.

The exercise price of NSOs may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant. The exercise price of ISOs may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations” below), may not be less than 110% of such fair market value. As of March 22, 2010, the closing price of our common stock as reported on the Nasdaq Global Select Market was $41.36 per share.

In general, the term of stock options granted under the 2010 Plan may not exceed ten years. Unless the terms of an optionholder’s stock option agreement or other agreement with the Company provide for earlier or later termination, if an optionholder’s service relationship with us, or any affiliate of ours, ceases due to disability, the optionholder may exercise any vested stock options for up to 12 months after the date the service relationship ends; if an optionholder’s service relationship with us, or any affiliate of ours, ceases due to death, the optionholder, or his or her beneficiary, may exercise any vested stock options for up to 18 months after the date the service relationship ends. In addition, if an optionholder’s service relationship ceases for any reason other than for cause on or after the optionholder has attained a combined age plus continuous service with us of sixty, with at least five years of continuous service (the “Retirement Date”), the optionholder, or his or her beneficiary, may exercise any vested stock options for up to four years after the date the service relationship ends. Except as explicitly provided otherwise in an optionholder’s award agreement or other individual written agreement with the Company, if an optionholder’s service relationship with us, or any affiliate of ours, is terminated for cause, all stock options terminate upon the date of such optionholder’s termination of service and the stock optionholder is prohibited from exercising any stock option from such termination date. If an optionholder’s service relationship with us, or any affiliate of ours, ceases for any other reason, the optionholder may exercise any vested stock options for up to three months after the date the service relationship ends, unless the terms of the stock option agreement or other agreement with the Company provide for a longer or shorter period to exercise the stock option. Under the 2010 Plan, the stock option term may be extended in the event that exercise of the stock option following termination of service is prohibited by applicable securities laws or if the sale of stock received upon exercise of a stock option would violate the Company’s insider trading policy. In no event may a stock option be exercised after its expiration date.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2010 Plan will be determined by our Board and may include cash, check, bank draft or money order made payable to us, payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, common stock previously owned by the optionholder, a net exercise feature (for NSOs only), or other legal consideration approved by our Board.

Stock options granted under the 2010 Plan may become exercisable in cumulative increments, or “vest,” as determined by our Board at the rate specified in the stock option agreement. Shares covered by different stock options granted under the 2010 Plan may be subject to different vesting schedules as our Board may determine. The Board also has flexibility to provide for accelerated vesting of equity awards in certain events.

Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order. However, to the extent permitted under the terms of the applicable stock option agreement, an optionholder may designate a beneficiary who may exercise the stock option following the optionholder’s death.

Limitations

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit are treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the stock option exercise price must be at least 110% of the fair market value of the stock subject to the stock option on the date of grant; and

•	the term of any ISO award must not exceed five years from the date of grant.

The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of ISOs is 7,000,000 shares of common stock. In addition, no employee may be granted stock options, stock appreciation rights, or other stock awards under the 2010 Plan covering more than 1,000,000 shares of our common stock in any calendar year.

Restricted Stock Awards

Restricted stock awards may be granted under the 2010 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the recipient’s services performed for us or an affiliate of ours, or any other form of legal consideration acceptable to the Board. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by our Board. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. Except as otherwise provided in the applicable restricted stock award agreement, restricted stock awards that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the 2010 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any legal form acceptable to the Board. We will settle a payment due to a recipient of a restricted stock unit award by delivery of shares of our common stock, by cash, by a combination of cash and stock, or in any other form of consideration determined by our Board and set forth in the restricted stock unit award agreement. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by our Board. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2010 Plan pursuant to a stock appreciation rights agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by our Board but shall in no event be less than 100% of the fair market value of the stock subject to the stock appreciation right at the time of grant. Our Board may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights may be paid in our common stock, in cash, in a combination of cash and stock, or in any other form of legal consideration approved by our Board and set forth in the stock appreciation right agreement. Stock appreciation rights shall be subject to the same conditions upon termination and restrictions on transfer as stock options under the Plan.

Performance Awards

The 2010 Plan provides for the grant of two types of performance awards: performance stock awards and performance cash awards. Performance awards may be granted, vest or be exercised based upon the attainment during a specified period of time of specified performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained shall be determined by the Committee. The maximum amount covered by a performance award that may be granted to any individual in a calendar year (whether the grant, vesting or exercise is contingent upon the attainment during a performance period of the performance goals) may not exceed 100,000 shares of our common stock in the case of performance stock awards, or $2,000,000 in the case of performance cash awards.

In granting a performance award, the Committee will set a period of time (a “performance period”) over which the attainment of one or more goals (“performance goals”) will be measured for the purpose of determining whether the award recipient has a vested right in or to such award. Within the time period prescribed by Section 162(m) of the Code, at a time when the achievement of the performance goals remains substantially uncertain (typically before the 90th day of a performance period or the date on which twenty-five percent of the performance period has elapsed), the Committee will establish the performance goals, based upon one or more criteria (“performance criteria”) enumerated in the 2010 Plan and described below. As soon as administratively practicable following the end of the performance period, the Committee will certify (in writing) whether the performance goals have been satisfied.

Performance goals under the 2010 Plan shall be determined by our Board, based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total shareholder return; (v) return on equity or average shareholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) shareholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; (xxxiii) operating margin as a percentage of sales; (xxxiv) operating expenses as a percentage of sales; (xxxv) gross margin as a percentage of sales; (xxxvi) general and administrative expenses as a percentage of sales; (xxxvii) operating income as a percentage of sales; and (xxxviii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

The Board is authorized to determine whether, when calculating the attainment of performance goals for a performance period, to exclude one or more of the following: (i) restructuring and/or other nonrecurring charges; (ii) exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (iii) the effects of changes to generally accepted accounting principles; (iv) the effects of any statutory adjustments to corporate tax rates; and (v) the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Compensation attributable to performance-based awards under the 2010 Plan will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and (iii) the compensation committee certifies in writing prior to the granting, payment or exercisability of the award that the performance goal has been satisfied.

Other Stock Awards

Other forms of stock awards valued in whole or in part with reference to our common stock may be granted either alone or in addition to other stock awards under the 2010 Plan. Our Board will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by our Board.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Board will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2010 Plan, (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of incentive stock options, (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 162(m) limits, and (iv) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Corporate Transactions

In the event of certain significant corporate transactions, the Board has the discretion to take one or more of the following actions with respect to outstanding stock awards under the 2010 Plan:

•	arrange for assumption, continuation, or substitution of a stock award by a surviving or acquiring entity (or its parent company);

•

arrange for the assignment of any reacquisition or repurchase rights applicable to any shares of our common stock issued pursuant to a stock award to the surviving or acquiring corporation (or its parent company);

•	accelerate the vesting and exercisability of a stock award followed by the termination of the stock award;

•	arrange for the lapse of any reacquisition or repurchase rights applicable to any shares of our common stock issued pursuant to a stock award;

•

cancel or arrange for the cancellation of a stock award, to the extent not vested or not exercised prior to the effective date of the corporate transaction, in exchange for cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

•

arrange for the surrender of a stock award in exchange for a payment equal to the excess of (a) the value of the property the holder of the stock award would have received upon the exercise of the stock award, over (b) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action for each stock award.

For purposes of the 2010 Plan, a corporate transaction will be deemed to occur in the event of the consummation of (i) a sale of all or substantially all of our consolidated assets, (ii) a sale of at least 90% of our outstanding securities, (iii) a merger or consolidation in which we are not the surviving corporation, or (iv) a merger or consolidation in which we are the surviving corporation but shares of our outstanding Common Stock are converted into other property by virtue of the transaction.

The acceleration of vesting of an award in the event of a corporate transaction under the 2010 Plan may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Change in Control

A stock award may be subject to additional acceleration of vesting and exercisability upon or after specified change in control transactions (as defined in the 2010 Plan), as provided in the stock award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no acceleration shall occur.

The acceleration of vesting of an award in the event of a change in control event under the 2010 Plan may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Plan Amendments

Our Board will have the authority to amend or terminate the 2010 Plan. However, no amendment or termination of the plan will adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain shareholder approval of any amendment to the 2010 Plan as required by applicable law and listing requirements.

Plan Termination

Unless sooner terminated by our Board, the 2010 Plan shall automatically terminate on the day before the tenth anniversary of the date the 2010 Plan is adopted by the Board or approved by our shareholders, whichever is earlier.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2010 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income. as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding taxes. The optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the optionholder’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.

Incentive Stock Options

The 2010 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionholder holds a share received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionholder disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that stock option generally will be an adjustment included in the optionholder’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

We may grant under the 2010 Plan stock appreciation rights separate from any other award or in tandem with other awards under the 2010 Plan.

Where the stock appreciation rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Restricted Stock Unit Awards

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units, will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Section 162 Limitations

Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thereby permitting us to claim the full federal tax deduction otherwise allowed for such compensation. The 2010 Plan is intended to enable the Committee to make awards, including cash performance awards, that will be exempt from the deduction limits of Section 162(m). Under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if (i) such awards are approved by a compensation committee composed solely of “outside directors,” (ii) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (iii) the per-employee limitation is approved by the shareholders, and (iv) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant. Compensation attributable to restricted stock awards, restricted stock unit awards, performance awards and other stock-based awards will qualify as performance-based compensation, provided that (i) the award is approved by a compensation committee composed solely of “outside directors,” (ii) the award is granted, becomes vested or is settled, as applicable, only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) a committee of outside directors certifies in writing prior to the granting (or vesting or settlement) of the award that the performance goal has been satisfied, and (iv) prior to the granting (or vesting or settlement) of the award, the shareholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the maximum amount, payable upon attainment of the performance goal).

EQUITY COMPENSATION PLAN INFORMATION

New Plan Benefits

Awards under the 2010 Plan are discretionary, and we have not approved any awards that are conditioned on shareholder approval of the 2010 Plan. Accordingly, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers and employees under the 2010 Plan.

Required Vote and Board of Directors Recommendation

Approval of Proposal No. 2 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes will have no effect on the outcome of the vote.

Our Board believes that approval of Proposal No. 2 is in our best interests and the best interests of our shareholders for the reasons stated above.

OUR BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 2, 2011 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company’s financial statements since 1996. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Shareholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm is not required by the Company’s Amended and Restated Bylaws or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP. For purposes of this vote, abstentions and broker non-votes will not be counted in determining whether this matter has been approved. Shares represented by executed proxies will be voted, if no abstention or vote against is marked, for the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

AUDIT FEES.    For the fiscal years ended January 3, 2010 and December 28, 2008, the aggregate fees billed by Deloitte & Touche LLP for the audit of the Company’s financial statements and internal control over financial reporting for such fiscal years and for the review of the Company’s interim financial statements were $933,000 and $768,000, respectively. There were no hours incurred on the audit that were not performed by full-time employees of Deloitte & Touche LLP.

AUDIT-RELATED FEES.    There were $30,000 audit-related fees incurred in 2009 and none in 2008.

TAX FEES.    There were no tax-related fees billed by Deloitte & Touche LLP in 2009 or 2008. Certain other related tax services were performed by a firm other than the Company’s independent registered public accounting firm during 2009 and 2008.

ALL OTHER FEES.    During the fiscal years ended January 3, 2010 and December 28, 2008, Deloitte & Touche LLP did not render or bill for any other professional services other than those described above under Audit Fees, Audit-Related Fees, and Tax Fees.

The Audit Committee has adopted a policy for the pre-approval of audit and non-audit services rendered by Deloitte & Touche LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. All fees incurred were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and on internal controls over financial reporting in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended January 3, 2010 with the Company’s management. In addition, the Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 280), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee also has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the independence of Deloitte & Touche LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee has recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2010 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

David Deno, Chair

Gerald Baldwin

Jean-Michel Valette

*	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 3, 2010, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

TRANSACTIONS WITH RELATED PERSONS

CERTAIN RELATED-PERSON TRANSACTIONS

The Company has entered into indemnity agreements with certain officers and directors. These agreements, among other things, provide for indemnification of the Company’s directors and executive officers for expenses, judgments, fines and settlement amounts incurred by any such person in any action or proceeding arising out of such person’s services as a director or executive officer or at the Company’s request to the full extent permitted by Washington law. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

No related party transactions or proposed transactions have occurred since beginning of last fiscal year.

RELATED-PERSON TRANSACTIONS POLICIES AND PROCEDURES

Our Audit Committee is responsible for reviewing and approving, in advance, all related party transactions. Related parties include any of our directors or executive officers, certain of our shareholders and their immediate family members. This obligation is set forth in writing in the Audit Committee charter. A copy of the Audit Committee charter is available on our website at www.peets.com. To identify related party transactions, each year, we submit and require our directors and officers to complete Director and Officer Questionnaires identifying any transactions with us in which the executive officer or director or their family members have an interest. In addition, our Code of Ethics establishes the corporate standards of behavior for all our employees, officers, and directors. The Code of Ethics is available on our website at www.peets.com. Our Code of Ethics requires any person who becomes aware of any departure from the standards in our Code of Ethics to report his or her knowledge promptly to a manager or compliance officer.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are Peet’s Coffee & Tea, Inc. shareholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, or direct your written request to Investor Relations, Peet’s Coffee & Tea, Inc., 1400 Park Avenue, Emeryville, California 94608-3520 or contact Investor Relations at (510) 594-2100. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Thomas P. Cawley

SECRETARY

April 2, 2010

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended January 3, 2010 is available without charge upon written request to: Investor Relations, Peet’s Coffee & Tea, Inc., 1400 Park Avenue, Emeryville, California 94608-3520.

Appendix A

PEET’S COFFEE & TEA, INC.

2010 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: MARCH 16, 2010

APPROVED BY THE SHAREHOLDERS:                     , 2010

TERMINATION DATE: MARCH 15, 2020

1.	GENERAL.

(a)    Successor to and Continuation of Prior Plan.    The Plan is intended as the successor to and continuation of the Peet’s Coffee & Tea, Inc. 2000 Equity Incentive Plan, as amended and restated (the “Prior Plan”). Following the Effective Date, no additional stock awards shall be granted under the Prior Plan. All outstanding stock awards granted under the Prior Plan shall remain subject to the terms of the Prior Plan; provided, however, that after January 3, 2010, any shares underlying outstanding stock awards granted under the Prior Plan that expire or terminate for any reason prior to exercise or settlement or are forfeited because of the failure to meet a contingency or condition required to vest such shares or are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award other than a stock option or stock appreciation right (the “Returning Shares”) shall become available for issuance pursuant to Awards granted hereunder. All Awards granted on or after the Effective Date of this Plan shall be subject to the terms of this Plan.

(b)    Eligible Award Recipients.    The persons eligible to receive Awards are Employees, Directors and Consultants.

(c)    Available Awards.    The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d)    Purpose.    The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

2.	ADMINISTRATION.

(a)    Administration by Board.    The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)    Powers of Board.    The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)    To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; and (F) the Fair Market Value applicable to a Stock Award.

(ii)    To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii)    To settle all controversies regarding the Plan and Awards granted under it.

(iv)    To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(v)    To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi)    To amend the Plan in any respect the Board deems necessary or advisable. However, except as provided in Section 9(a) relating to Capitalization Adjustments, to the extent required by applicable law or listing requirements, shareholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of Awards available for issuance under the Plan. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii)    To submit any amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding incentive stock options or (C) Rule 16b-3.

(viii)    To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that except with respect to amendments that disqualify or impair the status of an Incentive Stock Option, a Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code.

(ix)    Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x)    To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c)    Delegation to Committee.

(i)    General.    The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)    Section 162(m) and Rule 16b-3 Compliance.    The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d)    Effect of Board’s Decision.    All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(e)    Repricing; Cancellation and Re-Grant of Stock Awards.    Neither the Board nor any Committee shall have the authority to: (i) reduce the exercise price of any outstanding Options or Stock Appreciation Rights under the Plan, or (ii) cancel any outstanding Options or Stock Appreciation Rights that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the shareholders of the Company have approved such an action within 12 months prior to such an event.

3.	SHARES SUBJECT TO THE PLAN.

(a)    Share Reserve.    Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date shall not exceed 700,000 shares plus the Returning Shares, if any, as such shares become available from time to time less one share for each share of stock issued pursuant to an option or stock appreciation right granted after January 3, 2010 under the Prior Plan with respect to which the strike price is at least 100% of the Fair Market Value of the underlying Common Stock on the date of grant and 1.8 shares for each share of stock issued pursuant to an award other than an option or stock appreciation right granted after January 3, 2010 under the Prior Plan (the “Share Reserve”). For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of the Common Stock that may be issued pursuant to the Plan and does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance shall not reduce the number of shares available for issuance under the Plan. Furthermore, if a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan.

(b)    Subject to Section 3(c), the number of shares available for issuance under the Plan shall be reduced by: (i) one share for each share of stock issued pursuant to (A) an Option with respect to which the exercise price is at least 100% of the Fair Market Value of the underlying Common Stock on the date of grant, or (B) a Stock Appreciation Right with respect to which the strike price is at least 100% of the Fair Market Value of the underlying Common Stock on the date of grant; and (ii) 1.8 shares for each share of Common Stock issued pursuant to a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award or Other Stock Award.

(c)    Reversion of Shares to the Share Reserve.

(i)    Shares Available For Subsequent Issuance.    If any shares of common stock issued pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited shall revert to and again become available for issuance under the Plan. To the extent (A) there is issued a share of Common Stock pursuant to a Stock Award that counted as 1.8 shares against the number of shares available for issuance under the Plan pursuant to Section 3(b) or (B) any Returning Shares granted under the Prior Plan pursuant to an award other than an option or stock appreciation right, and such share of Common Stock becomes available for issuance under the Plan pursuant to Section 1(a), Section 3(a) or this Section 3(c), then the number of shares of Common Stock available for issuance under the Plan shall increase by 1.8 shares. Also, each share reacquired by the Company pursuant to Section 8(g) in connection with a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award or Other Stock Award shall again become available for issuance under the Plan and shall increase the number of shares of Common Stock available for issuance under the Plan by 1.8 shares.

(ii)    Shares Not Available For Subsequent Issuance.    If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant shall no longer be available for issuance under the Plan. Also, any shares reacquired by the Company pursuant to Section 8(g) upon the exercise of an Option or Stock Appreciation Right or as consideration for the exercise of an Option or Stock Appreciation Right shall no longer be available for issuance under the Plan.

(d)    Incentive Stock Option Limit.    Notwithstanding anything to the contrary in this Section 3 and, subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be 7,000,000 shares of Common Stock.

(e)    Section 162(m) Limitation on Annual Grants.    Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, a maximum of 1,000,000 shares of Common Stock subject to Options, Stock Appreciation Rights and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date the Stock Award is granted may be granted to any Participant during any calendar year. Notwithstanding the foregoing, if any additional Options, Stock Appreciation Rights or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date the Stock Award are granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Stock Awards shall not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Awards are approved by the Company’s stockholders.

(f)    Source of Shares.    The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.	ELIGIBILITY.

(a)    Eligibility for Specific Stock Awards.    Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 promulgated under the Securities Act, unless the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code because the Stock Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b)    Ten Percent Shareholders.    A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Option Agreement or Stock Appreciation Right Agreement shall conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a)    Term.    Subject to the provisions of Section 4(b) regarding Ten Percent Shareholders, no Option or SAR shall be exercisable after the expiration of 10 years from the date of its grant or such shorter period specified in the Award Agreement.

(b)    Exercise Price.    Subject to the provisions of Section 4(b) regarding Ten Percent Shareholders, the exercise price (or strike price) of each Option or SAR shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Option or SAR is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise price (or strike price) lower than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR if such Option or SAR is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c)    Purchase Price for Options.    The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The permitted methods of payment are as follows:

(i)    by cash, check, bank draft or money order payable to the Company;

(ii)    pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)    by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv)    if the option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v)    in any other form of legal consideration that may be acceptable to the Board.

(d)    Exercise and Payment of a SAR.    To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(e)    Transferability of Options and SARs.    The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs shall apply:

(i)    Restrictions on Transfer.    An Option or SAR shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii)    Domestic Relations Orders.    Notwithstanding the foregoing, an Option or SAR may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii)    Beneficiary Designation.    Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate shall be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.

(f)    Vesting Generally.    The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g)    Termination of Continuous Service.    Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause, upon the Participant’s death or Disability or at any time on or after the Participant’s Retirement Date), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(h)    Extension of Termination Date.    If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause or upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR shall terminate on the earlier of (i) the expiration of a total period of three months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i)    Disability of Participant.    Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR (as applicable) shall terminate.

(j)    Death of Participant.    Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(k)    Termination on or after Retirement Date.    Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates for any reason (including a termination due to death or Disability, but excluding a termination for Cause) on or after the Participant’s Retirement Date, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date four years following such termination of Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Option or SAR is not exercised within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(l)    Termination for Cause.    Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR shall terminate upon the date of such Participant’s termination of Continuous Service, and the Participant shall be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(m)    Non-Exempt Employees.    No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any such vested Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a)    Restricted Stock Awards.    Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)    Consideration.    A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)    Vesting.    Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii)    Termination of Participant’s Continuous Service.    If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv)    Transferability.    Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v)    Dividends.    A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b)    Restricted Stock Unit Awards.    Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)    Consideration.    At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)    Vesting.    At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)    Payment.    A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)    Additional Restrictions.    At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v)    Dividend Equivalents.    Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi)    Termination of Participant’s Continuous Service.    Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c)    Performance Awards.

(i)    Performance Stock Awards.    A Performance Stock Award is a Stock Award that may vest or be exercised contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. The maximum number of shares covered by an Award that may be granted to any Participant in a calendar year attributable to Stock Awards described in this Section 6(c)(i) (whether the grant, vesting or exercise is contingent upon the attainment during a Performance Period of the Performance Goals) shall not exceed 100,000 shares of Common Stock. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Stock Award to be deferred to a specified date or event. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii)    Performance Cash Awards.    A Performance Cash Award is a cash award that may be paid contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. In any calendar year, the Committee may not grant a Performance Cash Award that has a maximum value that may be paid to any Participant in excess of $2,000,000. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Committee may specify the form of payment of

Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii)    Board Discretion.    The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

(iv)    Section 162(m) Compliance.    Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee shall establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date 90 days after the commencement of the applicable Performance Period, or (b) the date on which 25% of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of any completion of any Performance Goals, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Shares, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, shall determine.

(d)    Other Stock Awards.    Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	COVENANTS OF THE COMPANY.

(a)    Availability of Shares.    During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

(b)    Securities Law Compliance.    The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

(c)    No Obligation to Notify or Minimize Taxes.    The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8.	MISCELLANEOUS.

(a)    Use of Proceeds from Sales of Common Stock.    Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b)    Corporate Action Constituting Grant of Stock Awards.    Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c)    Shareholder Rights.    No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(d)    No Employment or Other Service Rights.    Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e)    Incentive Stock Option $100,000 Limitation.    To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f)    Investment Assurances.    The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g)    Withholding Obligations.    Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(h)    Electronic Delivery.    Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

(i)    Deferrals.    To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j)    Compliance with Section 409A.    To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the Shares are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a)    Capitalization Adjustments.    In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(d), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(e) and 6(c)(i) , and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b)    Dissolution or Liquidation.    Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)    Corporate Transaction.    The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i)    arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the shareholders of the Company pursuant to the Corporate Transaction);

(ii)    arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)    accelerate the vesting of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is 15 days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

(iv)    arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v)    cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi)    make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants.

(d)    Change in Control.    A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

10.	TERMINATION OR SUSPENSION OF THE PLAN.

(a)    Plan Term.    The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board, the Plan shall automatically terminate on the day before the 10th anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the shareholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)    No Impairment of Rights.    Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

11.	EFFECTIVE DATE OF PLAN.

This Plan shall become effective on the Effective Date.

12.	CHOICE OF LAW.

The law of the State of Washington shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.	DEFINITIONS. As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a)    “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b)    “Award” means a Stock Award or a Performance Cash Award.

(c)    “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d)    “Board” means the Board of Directors of the Company.

(e)    “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards No. 123 (revised). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(f)    “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term shall include, but not be limited to, the commission of any act of fraud, embezzlement or dishonesty, any unauthorized use or disclosure of confidential information or trade secrets of the Company, or any other intentional misconduct adversely affecting the business or affairs of the Company in a material manner. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated by reason of dismissal without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(g)    “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)    any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing at least 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii)    there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)    there is consummated a sale, lease, exclusive license or other disposition of 60% or more of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by shareholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv)    individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

(h)    “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(i)    “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(j)    “Common Stock” means the common stock of the Company.

(k)    “Company” means Peet’s Coffee & Tea, Inc., a Washington corporation.

(l)    “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register the sale of the Company’s securities to such person.

(m)    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by the Board or Chief Executive Officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(n)    “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)    a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)    a sale or other disposition of at least 90% of the outstanding securities of the Company;

(iii)    a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)    a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(o)    “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code.

(p)    “Director” means a member of the Board.

(q)    “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r)    “Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of shareholders of the Company held in 2010 provided this Plan is approved by the Company’s shareholders at such meeting.

(s)    “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(t)    “Entity” means a corporation, partnership, limited liability company or other entity.

(u)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v)    “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(w)    “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)    Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii)    In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x)    “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y)    “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(z)    “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(aa)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(bb)    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(cc)    “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(dd)    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ee)    “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ff)    “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(gg)    “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(hh)    “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ii)    “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(jj)    “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(kk)    “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total shareholder return; (v) return on equity or average shareholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) shareholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; (xxxiii) operating margin as a percentage of sales; (xxxiv) operating expense as a percentage of sales; (xxxv) gross margin as a percentage of sales; (xxxvi) general and administrative expense as a percentage of sales; (xxxvii) operating income as a percentage of sales; and (xxxviii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

(ll)    “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board shall appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles.

(mm)    “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(nn)    “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(oo)    “Plan” means this Peet’s Coffee & Tea, Inc. 2010 Equity Incentive Plan.

(pp)    “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(qq)    “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(rr)    “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(ss)    “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(tt)    “Retirement Date” means the date a Participant has attained a combined age plus Continuous Service equal to 60, with at least five years of Continuous Service. For purposes of the foregoing, (i) Continuous Service shall be measured in completed calendar months, with 12 completed calendar months of Continuous Service equal to one completed year of Continuous Service, and (ii) years of Continuous Service prior to a break in Continuous Service shall continue to be counted together with any completed years of Continuous Service after such break.

(uu)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(vv)    “Securities Act” means the Securities Act of 1933, as amended.

(ww)    “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(xx)    “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(yy)    “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(zz)    “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(aaa)    “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(bbb)    “Ten Percent Shareholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

PEET’S COFFEE & TEA, INC.

As a stockholder of Peet’s Coffee & Tea, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on May 17, 2010.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

of Shareholders to be Held on May 18, 2010

The proxy statement and annual report to shareholders are available at http://investor.peets.com/annual.cfm

Vote Your Proxy on the Internet : Go to www.continentalstock.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Vote Your Proxy by Phone : Call 1 (866) 894-0537 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	OR	Vote Your Proxy by mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY BY MAIL

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND FOR PROPOSAL 2 AND PROPOSAL 3.	Please mark your votes like this	☒

		FOR ALL NOMINEES LISTED BELOW (EXCEPT AS MARKED TO THE CONTRARY BELOW)	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW			FOR	AGAINST	ABSTAIN

PROPOSAL 1:	To elect the three directors listed below to hold office until the 2013 Annual Meeting of Shareholders.	☐	☐	PROPOSAL 2:	Approval of the Peet’s Coffee & Tea, Inc. 2010 Equity Incentive Plan.	☐	☐	☐

NOMINEES:	01. David Deno, 02. Michael Linton, 03. Jean-Michel Valette					FOR	AGAINST	ABSTAIN

To withhold authority to vote for any nominee(s) write each nominee(s) name(s) below:				PROPOSAL 3:	To ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm of the Company for its fiscal year ending January 2, 2011.	☐	☐	☐

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States. COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature	Signature	Date , 2010.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PEET’S COFFEE & TEA, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 18, 2010

The undersigned hereby appoints Patrick J. O’Dea and Thomas P. Cawley, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Peet’s Coffee & Tea, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Peet’s Coffee & Tea, Inc. to be held at The Marriott Courtyard, 5555 Shellmound Street, Emeryville, California 94608 on Tuesday, May 18, 2010 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND PROPOSAL 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.